Exhibit 10.1

INTERPACE BIOSCIENCES, INC.

INTERPACE DIAGNOSTICS CORPORATION

INTERPACE DIAGNOSTICS, LLC

INTERPACE PHARMA SOLUTIONS, INC.

LOAN AND SECURITY AGREEMENT

October 13, 2021

This LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of October 13, 2021, by and between Comerica Bank, a Texas banking association (“Bank), Interpace Biosciences, Inc., a Delaware corporation (“Parent”), Interpace Diagnostics Corporation, a Delaware corporation (“Diagnostics Corporation”), Interpace Diagnostics, LLC, a Delaware limited liability company (“Diagnostics”) and Interpace Pharma Solutions, Inc., a Delaware corporation (“Pharma Solutions”, and together with Parent, Diagnostics Corporation, and Diagnostics, the “Borrowers” and each individually a “Borrower”)

RECITALS

A. Borrowers wish to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrowers.

B. This Agreement sets forth the terms on which Bank will advance credit to Borrowers, and Borrowers will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

1.1 Definitions. As used in this Agreement, all capitalized terms shall have the definitions set forth on Exhibit A. Any term used in the Code and not defined herein shall have the meaning given to the term in the Code.

1.2 Accounting Terms. Any accounting term not specifically defined on Exhibit A shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP. The term “financial statements” shall include the accompanying notes and schedules. All accounting terms not specifically or completely defined on Exhibit A hereto shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein. If at any time any change (or implementation of a previously agreed upon change) in GAAP would affect the computation of any financial ratio or requirement (including any negative covenant “basket”) set forth in any Loan Document, and Borrowers shall request, Bank and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, that until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (ii) Borrowers shall provide to Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

2. LOAN AND TERMS OF PAYMENT.

2.1 Credit Extensions.

(a) Promise to Pay. Each Borrower promises to pay to the order of Bank, in lawful money of the United States, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers, together with interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof. Each Borrower acknowledges and agrees that, subject to the provisions of this Agreement, any Borrower, acting alone, can borrow up to the full amount of the Credit Extensions available under this Agreement. Each Borrower will be jointly and severally liable for all Credit Extensions made under this Agreement to any other Borrower.

(b) Advances Under Revolving Line.

(i) Amount. Subject to and upon the terms and conditions of this Agreement, Borrowers, or any of them, may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less the aggregate limits of the corporate credit cards issued to Borrowers, or any of them, and merchant credit card processing reserves under the Credit Card Services Sublimit. Notwithstanding anything to the contrary set forth herein, the aggregate outstanding Advances shall not exceed Five Million Dollars ($5,000,000) at any time until Bank has evidence satisfactory to it that at least eighty percent (80%) of Borrowers’ account debtors are remitting payments to the Collection Account(s) or a Segregated Governmental Account, as applicable. Amounts borrowed pursuant to this Section 2.1(b) may be repaid and re-borrowed at any time without penalty or premium prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(b) shall be immediately due and payable. Any repayment hereunder shall also be accompanied by the payment of all accrued and unpaid interest on the amount so repaid.

(ii) Form of Request. Whenever a Borrower desires an Advance, Borrower will notify Bank (which notice shall be irrevocable) no later than 3:00 p.m. Central time on the Business Day that the Advance is to be made. Each such notice shall be made in accordance with Section 2.3(c) hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank’s good faith discretion such Advances are necessary to meet Obligations which have become due and remain unpaid beyond any applicable grace or cure period. The notice shall be signed by a Responsible Officer. Bank will credit the amount of Advances made under this Section 2.1(b) to a Borrower’s deposit account.

(iii) Credit Card Services Sublimit. Subject to the terms and conditions of this Agreement, Borrowers, or any one of them, may request corporate credit cards and standard and e-commerce merchant account services from Bank (collectively, the “Credit Card Services”). The aggregate limit of the corporate credit cards and merchant credit card processing reserves shall not exceed the Credit Card Services Sublimit, provided that availability under the Revolving Line shall be reduced by the aggregate limits of the corporate credit cards issued to Borrowers and merchant credit card processing reserves. In addition, Bank may, in its sole, reasonable discretion, charge as Advances any amounts that become due or owing to Bank in connection with the Credit Card Services. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services (as such forms may be amended, restated, supplemented, replaced, or otherwise modified from time to time) and any other agreement that Borrowers may enter into with the Bank in connection with the Credit Services, which each Borrower hereby agrees to execute.

2.2 Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base, less the aggregate limits of the corporate credit cards issued to Borrower and merchant credit card processing reserves under the Credit Card Services Sublimit any time. Borrowers shall promptly, and in any event within two (2) Business Days, pay to Bank, in cash, the amount of such excess.

2.3 Interest Rates and Payments.

(a) Interest Rates.

(i) Advances. The Advances shall bear interest, on the outstanding daily balance thereof, at the Prime Referenced Rate plus the Applicable Margin.

(ii) Default Interest Rate. From and after the occurrence of any Event of Default, and so long as any such Event of Default remains unremedied or uncured thereafter, the Obligations outstanding under the Agreement shall bear interest at a per annum rate of three percent (3%) above the otherwise applicable interest rate hereunder, which interest shall be payable upon demand. In addition to the foregoing, a late payment charge equal to three percent (3%) of each late payment hereunder may be charged on any payment not received by Bank within ten (10) calendar days after the payment due date therefor, but acceptance of payment of any such charge shall not constitute a waiver of any Event of Default under the Agreement. In no event shall the interest payable under this Agreement at any time exceed the maximum rate permitted by law. THE MAXIMUM INTEREST RATE SHALL NOT EXCEED THE HIGHEST APPLICABLE USURY CEILING.

(b) Payments.

(i) Accrued and unpaid interest on the unpaid principal balance of the Obligations shall be payable monthly, in arrears, on the first Business Day of each month, from the date made until the same is paid in full (whether in accordance with the terms hereof, by acceleration, or otherwise). In the event that any payment becomes due and payable on any day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and additional fees or interest, as the case may be, shall continue to accrue and be payable thereon during such extension at the rates set forth hereto. Interest accruing hereunder shall be computed on the basis of a year of 360 days, and shall be assessed for the actual number of days elapsed, and in such computation, effect shall be given to any change in the applicable interest rate as a result of any change in the Prime Referenced Rate on the date of each such change.

(ii) Bank may, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower’s deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment. Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. Any payment by check or other item of payment Bank may receive will conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Any payment received by Bank after 12:00 noon Central time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day.

(c) Selection/Conversion of Interest Rate Options.

(i) Borrowers may request an Advance hereunder upon the delivery to Bank of a written Request for Advance duly completed and executed by Borrower (a “Request”).

(ii) Advances hereunder may be requested by delivery or submission to Bank by hand delivery, first class mail, overnight courier, facsimile, email or other means of delivery acceptable to Bank, of a written Request duly completed and executed by Borrowers. An Advance hereunder may be requested in Borrowers’ discretion by telephonic notice to Bank. Any Advance requested by telephonic notice shall be confirmed by Borrowers that same day by submission to Bank of a written Request, as provided herein. Borrowers acknowledge that if Bank makes an Advance based on a request made by telephone, facsimile, email or other means of delivery (other than by hand delivery, first class mail or overnight courier), it shall be for Borrowers’ convenience and all risks involved in the use of any such procedure shall be borne by Borrowers, and Borrowers expressly agree to indemnify and hold Bank harmless therefor. Bank shall have no duty to confirm the authority of anyone requesting an Advance by telephone, facsimile, email or any such other means of delivery. In the event that Borrowers elect to request an Advance by telephonic notice, facsimile, email or other means of delivery acceptable to Bank, Borrowers acknowledge and agree that Bank may impose or require such verification, authentication and other procedures as Bank may require from time to time.

(d) Regulatory Developments or Other Circumstances Relating to the Daily Adjusting LIBOR Rate.

(i) If any Change in Law shall: (a) subject Bank to any tax, duty or other charge with respect to any Obligations under the Agreement, or shall change the basis of taxation of payments to Bank of the principal or of interest hereunder (except for changes in the rate of tax on the overall net income of Bank imposed by the jurisdiction in which Bank’s principal executive office is located); or (b) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by Bank, or shall impose on Bank or the foreign exchange and interbank markets any other condition affecting this Agreement or the Obligations; and the result of any of the foregoing is to increase the cost to Bank of maintaining any part of the Obligations or to reduce the amount of any sum received or receivable by Bank under this Agreement by an amount deemed by Bank to be material, then Borrowers shall pay to Bank, within fifteen (15) days of Borrowers’ receipt of written notice from Bank demanding such compensation, such additional amount or amounts as will compensate Bank for such increased cost or reduction. A certificate of Bank, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrowers, setting forth the basis for determining such additional amount or amounts necessary to compensate Bank shall be conclusive and binding for all purposes, absent manifest error.

(ii) In the event that any Change in Law affects or would affect the amount of capital or liquidity required or expected to be maintained by Bank (or any corporation controlling Bank), and Bank determines that the amount of such capital or liquidity is increased by or based upon the existence of any obligations of Bank hereunder or the maintaining of any Obligations, and such increase has the effect of reducing the rate of return on Bank’s (or such controlling corporation’s) capital as a consequence of such obligations or the maintaining of such Obligations to a level below that which Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy and liquidity), then Borrowers shall pay to Bank, within fifteen (15) days of Borrowers’ receipt of written notice from Bank demanding such compensation, additional amounts as are sufficient to compensate Bank (or such controlling corporation) for any increase in the amount of capital and/or liquidity and reduced rate of return which Bank reasonably determines to be allocable to the existence of any obligations of Bank hereunder or to maintaining any Obligations. A certificate of Bank as to the amount of such compensation, prepared in good faith and in reasonable detail by Bank and submitted by Bank to Borrowers, shall be conclusive and binding for all purposes absent manifest error.

2.4 Fees and Bank Expenses. Borrowers shall pay to Bank the following:

(a) Facility Fee. On the Closing Date, a fully earned fee equal to Thirty-Seven Thousand Five Hundred Dollars ($37,500), which shall be nonrefundable;

(b) Unused Facility Fee. A quarterly unused facility fee equal to one quarter of one percent (0.25%) per annum of the difference between the Revolving Line and the average outstanding principal balance of the Advances during the applicable quarter, which fee shall be payable in arrears within five (5) days of the last day of each such quarter and shall be nonrefundable; and

(c) Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, and, after the Closing Date, all Bank Expenses, as and when they become due.

2.5 Term. This Agreement shall become effective on the Closing Date and, subject to Section 13.7 hereof, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default.

3. CONDITIONS OF LOANS.

3.1 Conditions Precedent to Initial Credit Extension. The obligation of Bank to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Agreement and the other Loan Documents required by Bank;

(b) an officer’s certificate of each Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement and the other Loan Documents;

(c) financing statements (Form UCC-1) and other filings as Bank determines are necessary to perfect all security interests granted to Bank by each Borrower;

(d) an intellectual property security agreement, executed by each Borrower;

(e) the Itemization of Amount Financed Disbursement Instructions signed by a Responsible Officer of Borrower;

(f) an agreement to furnish insurance, executed by each Borrower;

(g) a subordination agreement from Ampersand 2018 Limited Partnership, a Delaware limited partnership and 1315 Capital II, L.P., a Delaware limited partnership, together with (i) a copy of each subordinated promissory note by the applicable Borrower(s) payable to such Person, with legend and (ii) copies of all documents executed in connection with such Borrower’s financing with such Person;

(h) payment of the fees and Bank Expenses then due as specified in Section 2.4 hereof;

(i) current SOS Reports indicating that except for Permitted Liens, there are no other security interests or Liens of record in the Collateral;

(j) an audit of the Collateral, the results of which shall be satisfactory to Bank;

(k) current financial statements, including audited statements for Parent’s and its consolidated Subsidiaries’’ most recently ended fiscal year, together with an opinion from the Borrowers’ independent public accountants, company prepared consolidated and consolidating balance sheets and income statements for the most recently ended month in accordance with Section 6.2 hereof, and such other updated financial information as Bank may reasonably request;

(l) a current Compliance Certificate in accordance with Section 6.2 hereof;

(m) an Automatic Loan Payment Authorization; and

(n) a Consent to Electronic Delivery of Terms and Conditions, ESign Disclosure and Consent, duly consented to by Borrower and authorized signers; and such other documents or certificates, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a) timely receipt by Bank of the Request for Advance as provided in Section 2.1 hereof;

(b) there has occurred no circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect with respect to the Borrowers taken as a whole; and

(c) the representations and warranties contained in Article 5 shall be true and correct in all material respects on and as of the date of such Request for Advance and on the effective date of each Credit Extension as though made at and as of each such date (provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date), and (i) no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension, (ii) after giving effect to such Advance, the aggregate principal amount of Advances made under this Agreement (excluding refundings and conversions of outstanding Advances) shall not exceed the Revolving Line, and (iii) a Request for Advance once delivered or submitted to Bank, shall not be revocable by the undersigned. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrower on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4. CREATION OF SECURITY INTEREST.

4.1 Grant of Security Interest. Each Borrower grants and pledges to Bank a continuing security interest in the Collateral to secure prompt repayment of any and all Obligations and to secure prompt performance by such Borrower of each of its, and all other Borrowers’ covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in later-acquired Collateral. Notwithstanding any termination of this Agreement, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

4.2 Perfection of Security Interest. Each Borrower authorizes Bank to file at any time financing statements, continuation statements, and amendments thereto that (i) either specifically describe the Collateral or describe the Collateral as all assets of such Borrower of the kind pledged hereunder, and (ii) contain any other information required by the Code for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, including whether such Borrower is an organization, the type of organization and any organizational identification number issued to such Borrower, if applicable. Any such financing statements may be filed by Bank at any time in any jurisdiction whether or not Division 9 of the Code is then in effect in that jurisdiction. Each Borrower shall from time to time endorse and deliver to Bank, at the request of Bank, all Negotiable Collateral and other documents that Bank may reasonably request, in form reasonably satisfactory to Bank, to perfect and continue perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Borrowers shall have possession of the Collateral, except where expressly otherwise provided in this Agreement or where Bank chooses to perfect its security interest by possession in addition to the filing of a financing statement. Where Collateral is in possession of a third party bailee, Borrowers shall take such steps as Bank reasonably requests for Bank (i) using commercially reasonable efforts to obtain an acknowledgment, in form and substance reasonably satisfactory to Bank, with respect to Collateral with an aggregate book value in excess of $250,000, of the bailee that the bailee holds such Collateral for the benefit of Bank; provided, however, the aggregate book value of all Collateral not subject to the proceeding requirement shall not exceed $500,000, and (ii) to obtain “control” of any Collateral consisting of investment property, deposit accounts, securities accounts, letter-of-credit rights or electronic chattel paper (as such items and the term “control” are defined in Division 9 of the Code) by causing the securities intermediary or depositary institution or issuing bank to execute a control agreement in form and substance satisfactory to Bank. No Borrower will create any chattel paper without placing a legend on the chattel paper acceptable to Bank indicating that Bank has a security interest in the chattel paper.

4.3 Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during each Borrower’s usual business hours but no more than twice a year (unless an Event of Default has occurred and is continuing), to inspect (or if physical copies are not available for inspection, Borrower shall promptly provide or make available in satisfactory form to Bank) Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify such Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4 Cash Collateral Arrangement.

(a) Within ninety (90) days after the Closing Date and subject to Section 6.6, each Borrower agrees to notify all account debtors and other parties obligated to such Borrower that all payments made to such Borrower by electronic funds transfer shall be remitted to one or more collection account(s) established and maintained by Borrowers at Bank (the “Collection Account”), and each Borrower shall include a like statement on all invoices. Each Borrower agrees that immediately upon an Event of Default occurring and continuing, the Obligations shall be on a “remittance basis” and each Borrower’s Collection Account(s) shall, upon the occurrence and during the continuance of an Event of Default, convert to a non-interest bearing deposit account with Bank (each a “Springing DOF Account”) to which Bank shall have exclusive access and control; provided that, upon any written waiver by the Bank of all then-outstanding Event(s) of Default in accordance with the provisions of this Agreement, each such Springing DOF Account shall promptly convert/revert to a Collection Account;

(b) Upon the occurrence and during the continuance of an Event of Default, each Borrower shall hold in trust for Bank all amounts that such Borrower receives despite the directions to make payments to the Springing DOF Account(s), and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit into the Springing DOF Account(s). Each Borrower hereby authorizes Bank to transfer to the Springing DOF Account(s) any amounts that Bank reasonably determines are proceeds of the Accounts (provided that Bank is under no obligation to do so and this allowance shall in no event relieve any Borrower of its obligations hereunder).

(c) Each Borrower shall execute all documents and authorizations as required by Bank, including but not limited to, documentation and authorizations to establish and maintain the Springing DOF Account(s). Each Borrower further acknowledges and agrees that upon the occurrence and during the continuance of an Event of Default: (i) such Borrower shall not be an authorized signer on any Springing DOF Account; (ii) such Borrower shall not order or write checks on any Springing DOF Account; and (iii) each Springing DOF Account: (A) shall be non-interest bearing; and (B) may not be used to initiate or authorize debit transactions of any kind, including, but not limited to: writing of paper or electronic checks, over the counter withdrawals, ATM Card or Check Card withdrawals, account transfers from the account, ACH debit transactions and debit wire transfers; provided that, upon any written waiver from the Bank of all then-outstanding Event(s) of Default in accordance with the provisions of this Agreement and resultant conversion/reversion of each Springing DOF Account to a Collection Account, the provisions of the sentence shall promptly cease to apply to such account.

(d) All items or amounts which are remitted or otherwise delivered by or for the benefit of a Borrower to Bank on account of partial or full payment of, or with respect to, any Collateral shall, on a daily basis, in accordance with Bank’s standard procedures and practices, be deposited to such Borrower’s Collection Account(s) maintained at Bank so long as no Event of Default has occurred and is continuing. If an Event of Default has occurred and is continuing, all items or amounts remitted to the Springing DOF Account(s) or otherwise delivered by or for the benefit of a Borrower to Bank shall (at the Bank’s discretion), on a daily basis, be applied to the payment of any Obligations, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion. Each Borrower agrees that Bank shall not be liable for any loss or damage which such Borrower may suffer as a result of Bank’s processing of items or its exercise of any other rights or remedies under this Agreement, including without limitation indirect, incidental, special, consequential, or punitive damages, loss of revenues or profits, or any claim, demand or action by any third party arising out of or in connection with the processing of items or the exercise of any other rights or remedies under this Agreement. Each Borrower agrees to indemnify and hold Bank harmless from and against all such third party claims, demands or actions, and all related expenses or liabilities, including, without limitation, reasonable attorneys’ fees and including claims, damages, fines, expenses, liabilities or causes of action of whatever kind resulting from Bank’s own negligence, except to the extent (but only to the extent) caused by Bank’s gross negligence or willful misconduct.

5. REPRESENTATIONS AND WARRANTIES.

Each Borrower represents and warrants as follows:

5.1 Due Organization and Qualification. Such Borrower and each of its Subsidiaries is an entity duly existing under the laws of the jurisdiction in which it is organized and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.

5.2 Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within such Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower’s organizational documents, nor will they constitute an event of default under any material agreement by which such Borrower is bound. Such Borrower is not in default under any agreement by which it is bound, except to the extent such default would not reasonably be expected to cause a Material Adverse Effect.

5.3 Collateral. Such Borrower has rights in or the power to transfer the Collateral, and its title to the Collateral is free and clear of Liens, adverse claims, and restrictions on transfer or pledge except for Permitted Liens. The Eligible Accounts are bona fide existing obligations. The property or services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor. Such Borrower has not included in any Borrowing Base Certificate as an Eligible Account any Accounts where such Borrower has received notice of actual or imminent Insolvency Proceeding with respect to the applicable account debtor. No licenses or agreements giving rise to such Eligible Accounts is with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory. All Inventory is in all material respects of good and merchantable quality, free from all material defects, except for Inventory for which adequate reserves have been made. Except as set forth in the Schedule, none of the Collateral is maintained or invested with a Person other than Bank or Bank’s Affiliates.

5.4 Intellectual Property Collateral. Such Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by such Borrower to its customers in the ordinary course of business. To the best of such Borrower’s knowledge, each of the Copyrights, Trademarks and Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made to such Borrower that any part of the Intellectual Property Collateral violates the rights of any third party except to the extent such claim could not reasonably be expected to cause a Material Adverse Effect. Except as set forth in the Schedule, such Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. Borrower is not a party to, nor bound by, any agreement that restricts the grant by Borrower of a security interest in the Intellectual Property Collateral.

5.5 Name; Location of Chief Executive Office; Location of Inventory and Equipment. Except as disclosed in the Schedule, such Borrower has not done business under any name other than that specified on the signature page hereof, and its exact legal name is as set forth on Annex 1 attached to this Agreement. The chief executive office and principal place of business of Borrower is located at the address indicated in Section 10 hereof. Except as disclosed in the Schedule, all Collateral of such Borrower valued in excess of $250,000 is located at the address indicated in Section 10 hereof.

5.6 Actions, Suits, Litigation, or Proceedings. Except as set forth in the Schedule, there are no actions, suits, litigation or proceedings, at law or in equity, pending by or against such Borrower or any Subsidiary of such Borrower before any court, administrative agency, or arbitrator in which a likely adverse decision could reasonably be expected to have a Material Adverse Effect.

5.7 No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to such Borrower and any Subsidiary of such Borrower that are delivered by such Borrower to Bank fairly present in all material respects such Borrower’s consolidated and consolidating financial condition as of the date thereof and such Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or in the consolidating financial condition of such Borrower since the date of the most recent of such financial statements submitted to Bank.

5.8 Solvency, Payment of Debts. Such Borrower is able to pay its debts (including trade debts) as they mature; the fair saleable value of such Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; and such Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement.

5.9 Compliance with Laws and Regulations. Such Borrower and each of its Subsidiaries have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from such Borrower’s failure to comply with ERISA that is reasonably likely to result in such Borrower’s incurring any liability that could reasonably be expected to have a Material Adverse Effect. Such Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Such Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System). Such Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Such Borrower has complied in all material respects with all environmental laws, regulations and ordinances. Such Borrower has not violated any statutes, laws, ordinances or rules applicable to it, including without limitation, Health Care Laws, the violation of which could reasonably be expected to have a Material Adverse Effect. Such Borrower and each Subsidiary of such Borrower have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein except those being contested in good faith with adequate reserves under GAAP or where the failure to file such returns or pay such taxes could not reasonably be expected to have a Material Adverse Effect.

5.10 Investments. Such Borrower does not own any Equity Interests of any Person, except for Permitted Investments and except as set forth on the Schedule.

5.11 Government Consents. Such Borrower and each of its Subsidiaries have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower’s business as currently conducted, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect.

5.12 Restricted Agreements. Except as disclosed on the Schedule, or as timely disclosed in writing to Bank pursuant to Section 6.9, such Borrower is not a party to, nor is bound by, any Restricted Agreement.

5.13 Full Disclosure. No representation, warranty or other statement made by such Borrower in any certificate or written statement furnished to Bank taken together with all such certificates and written statements furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading, it being recognized by Bank that the projections and forecasts provided by such Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

6. AFFIRMATIVE COVENANTS.

Each Borrower covenants that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make a Credit Extension hereunder, such Borrower shall do all of the following:

6.1 Good Standing and Government Compliance. Such Borrower shall maintain its, and each of its Subsidiaries’ organizational existence and good standing in the Borrower State, shall maintain qualification and good standing in each other jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and shall furnish to Bank the organizational identification number issued to such Borrower by the authorities of the jurisdiction in which such Borrower is organized, if applicable. Such Borrower shall meet, and shall cause each of its Subsidiaries to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Such Borrower shall comply in all material respects with all applicable Environmental Laws, and maintain all material permits, licenses and approvals required thereunder where the failure to do so could reasonably be expected to have a Material Adverse Effect. Such Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all statutes, laws, ordinances and government rules and regulations, including without limitation, Health Care Laws, to which it is subject, and shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which or failure to comply with which would reasonably be expected to have a Material Adverse Effect.

6.2 Financial Statements, Reports, Certificates. Parent shall deliver to Bank: (i) as soon as available, but in any event within thirty (30) days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement, and consolidated cash flow statement covering such Parent’s and its consolidated Subsidiaries’ operations during such period, prepared in accordance with GAAP, and in a form reasonably acceptable to Bank and certified by a Responsible Officer; (ii) as soon as available, but in any event within one hundred eighty (180) days after the end of Parent’s fiscal year, audited consolidated and consolidating financial statements of Parent and its consolidated Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification other than a qualification based on liquidity or a debt maturity date) or otherwise consented to in writing by Bank or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (iii) if applicable, copies of all statements, reports and notices sent or made available generally by such Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (iv) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened in writing against a Borrower or any of its Subsidiaries that could result in damages or costs to such Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more; (v) promptly upon receipt, each management letter prepared by Parent’s independent certified public accounting firm regarding Parent’s management control systems; (vi) such other financial information as Bank may reasonably request from time to time; and (vii) within thirty (30) days of the last day of each fiscal quarter, a report signed by such Borrower, in form reasonably acceptable to Bank, listing any applications or registrations that such Borrower has made or filed in respect of any Patents, Copyrights or Trademarks and the status of any outstanding applications or registrations, as well as any material change in such Borrower’s Intellectual Property Collateral, including but not limited to any subsequent ownership right of such Borrower in or to any Trademark, Patent or Copyright not specified in Exhibits A, B, and C of any Intellectual Property Security Agreement delivered to Bank by such Borrower in connection with this Agreement.

(a) Within thirty (30) days after the last day of each month, Parent shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer of Parent in substantially the form of Exhibit D hereto, together with aged listings by invoice date of Borrowers’ accounts receivable and accounts payable, and an inventory report, all in form and substance reasonably acceptable to Bank.

(b) Within thirty (30) days after the last day of each month, Parent shall deliver or cause to be delivered to Bank, on behalf of all Borrowers, with the monthly financial statements a Compliance Certificate certified as of the last day of the applicable month and signed by a Responsible Officer of a Borrower in substantially the form of Exhibit E hereto.

(c) Immediately upon becoming aware of the occurrence or existence of an Event of Default hereunder, a written statement of a Responsible Officer of such Borrower setting forth details of the Event of Default, and the action which such Borrower has taken or proposes to take with respect thereto.

(d) Bank shall have a right from time to time hereafter to audit each Borrower’s Accounts and appraise Collateral at Borrowers’ expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing. Notwithstanding the foregoing, after the initial audit, no audits will be required when there are no outstandings under the Revolving Line, provided that, the Bank shall have received satisfactory audit results within the prior six (6) months of a Request for Advance. Each Borrower shall provide or make available Borrower’s Accounts, Books or Collateral in order for Bank to conduct its audit pursuant to this Section or inspection pursuant to Section 4.3 hereto.

Borrowers may deliver to Bank on an electronic basis any certificates, reports or information required pursuant to this Section 6.2, and Bank shall be entitled to rely on the information contained in the electronic files, provided that Bank in good faith believes that the files were delivered by a Responsible Officer. If any Borrower delivers this information electronically, it shall also deliver to Bank by U.S. Mail, reputable overnight courier service, hand delivery, facsimile or .pdf file within five (5) Business Days of submission of the unsigned electronic copy the certification of monthly financial statements, the intellectual property report, the Borrowing Base Certificate and the Compliance Certificate, each bearing the physical signature of the Responsible Officer.

6.3 Inventory; Returns. Such Borrower shall keep all Inventory held for sale in good and merchantable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between any Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of such Borrower, as they exist on the Closing Date. Each Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims involving more than Two Hundred Fifty Thousand Dollars ($250,000).

6.4 Taxes. Such Borrower shall make, and cause each of its Subsidiaries to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, including, but not limited to, those laws concerning income taxes, F.I.C.A., F.U.T.A. and state disability, and will execute and deliver to Bank, on demand, proof satisfactory to Bank indicating that such Borrower or a Subsidiary of such Borrower has made such payments or deposits and any appropriate certificates attesting to the payment or deposit thereof; provided that such Borrower or a Subsidiary of such Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by such Borrower or its Subsidiary, as applicable.

6.5 Insurance. Such Borrower will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Such Borrower has and will maintain at all times (a) with respect to the Collateral, insurance under an “all risk” policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank. All of such personal property and hazard insurance policies shall be in amount, form and content, and written by companies as may be reasonably satisfactory to Bank, and shall contain a lender’s loss payable endorsement in favor of and acceptable to Bank. All real property insurance policies shall be in amount, form and content, and written by companies as may be reasonably satisfactory to Bank, and shall contain a mortgagee clause in favor of and acceptable to Bank. All general liability insurance policies shall be in amount, form and content, and written by companies as may be reasonably satisfactory to Bank, and shall show Bank as an additional insured. All such policies shall contain a provision whereby they may not be canceled or materially amended except upon thirty (30) days’ prior written notice to Bank (or ten (10) days’ in the case of non-payment of premium). Such Borrower will promptly deliver to Bank, at Bank’s request, evidence reasonably satisfactory to Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to Bank. Such Borrower hereby appoints Bank, or any employee or agent of Bank, as such Borrower’s attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes Bank, or any employee or agent of Bank, on behalf of such Borrower, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to such Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected may be applied toward satisfaction of the Obligations; provided, however, that Bank shall not be required hereunder so to act. If such Borrower fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and such Borrower agrees to repay all amounts so expended to Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Obligations. Such amounts so expended by Bank shall constitute Obligations secured by this Agreement.

6.6 Accounts. Within one hundred eight days (180) days after the Closing Date (the “Transition Period”), all of each Borrower’s accounts maintained outside Bank shall be closed and the balances transferred to accounts at Bank and Borrowers shall thereafter maintain all of their depository, operating and investment accounts at Bank. During the Transition Period, the aggregate balance of all accounts not maintained at Bank shall not exceed Five Hundred Thousand Dollars ($500,000) at any time and such accounts are not required to be governed by a control agreement. Notwithstanding anything to the contrary set forth above, Borrowers must maintain accounts at Bank, including without limitation, Collection Account(s), within ninety (90) days after the Closing Date.

(a) Each such Borrower shall (A) segregate collections made from Government Account Debtors from collections made from all other account debtors and customers of such Borrower by (x) instructing all payors (other than payments made by Government Account Debtors) to make payments to the deposit accounts of such Borrower maintained at Bank, and (y) notifying all Government Account Debtors to make payments to a deposit account of such Borrower maintained at Bank, the only funds on deposit in which constitute the direct proceeds of payments made by Government Account Debtors (a “Segregated Governmental Account”), and (B) enter into with Bank an irrevocable sweep agreement in form and substance reasonably satisfactory to Bank (a “Sweep Agreement”) with respect to each Segregated Governmental Account, pursuant to which Bank will irrevocably agree to sweep amounts deposited therein on daily basis, but only after the occurrence and during the continuance of any Event of Default, to the Springing DOF Account(s) maintained by a Borrower at Bank as and when funds clear and become available in accordance with Bank’s customary procedures.

(b) To the extent any Person, whether a Governmental Account Debtor or otherwise, remits payments to an incorrect deposit account or otherwise makes payments not in accordance with the provisions of this Section 6.6 or a payment direction from a Borrower, such Borrower shall contact such Person and use its best efforts to redirect payment from such Person in accordance with the terms hereof. Bank agrees and confirms that each Borrower will have sole dominion and “control” (within the meaning of Section 9-104 of the UCC and the common law) over each of its Segregated Governmental Account and all funds therein and Bank disclaims any right of any nature whatsoever to control or otherwise direct or make any claim against the funds held in any Segregated Governmental Account from time to time.

(c) Notwithstanding anything contained in this Section 6.6 to the contrary, to the extent that is not covered by a Sweep Agreement required pursuant to this Section 6.6, immediately upon (and in any event within one (1) Business Day of) receipt in such account of funds received from any after the occurrence and during the continuance of any Event of Default, each Borrower shall sweep such amounts deposited in such Segregated Governmental Account on a daily basis to the Springing DOF Accounts(s) maintained by Borrowers at Bank as and when such funds clear and become available in accordance with Bank’s customary procedures, and each applicable Borrower shall provide and Bank shall have received daily receipts or other evidence reasonably satisfactory to it that such Borrower has complied with this Section 6.6(d) on each date on which such sweep has occurred.

6.7 Financial Covenants. Borrowers shall maintain, on a consolidated basis, the following financial ratios and covenants:

(a) Minimum Liquidity. Liquidity of not less than the greater of (i) One Million Five Hundred Thousand Dollars ($1,500,000) and (ii) Borrowers’ trailing three (3) months Cash Burn as of the most recently ended month, maintained at all times and tested monthly.

(b) Minimum Revenue. As of the last day of each fiscal quarter of Borrowers, Borrowers’ trailing four quarters revenue shall be no less than the amounts set forth below as of the testing periods set forth below:

Measurement Date	Minimum Revenue
September 30, 2021	$38,000,000
December 31, 2021	$40,000,000
March 31, 2022	$41,000,000
June 30, 2022	$43,000,000
September 30, 2022	$45,000,000
December 31, 2022	$46,000,000
March 31, 2023	$47,000,000
June 30, 2023	$48,000,000
September 30, 2023	$49,000,000

6.8 Registration of Intellectual Property Rights.

(a) Such Borrower shall (i) give Bank written notice ten (10) days prior to the filing of any applications or registrations of intellectual property rights with the United States Copyright Office and/or with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any, execute such documents as Bank may reasonably request for Bank to maintain its perfection and first priority in such intellectual property rights to be registered by such Borrower; (ii) upon the request of Bank, either deliver to Bank or file such documents simultaneously with the filing of any such applications or registrations; and (iii) upon filing any such applications or registrations, promptly (unless alternative timing is specified in Section 6.2) provide Bank with a copy of such applications or registrations together with any exhibits, evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and the date of such filing.

(b) Such Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect and maintain the perfection and priority of Bank’s security interest in the Intellectual Property Collateral. Borrower shall promptly advise Bank of any material change in the composition of the Intellectual Property Collateral, including but not limited to any subsequent ownership right of such Borrower in or to any Trademark, Patent or Copyright not specified in the Agreement.

(c) Such Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights, and trade secrets, (ii) detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any material Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld.

(d) Bank may audit such Borrower’s Intellectual Property Collateral to confirm compliance with Section 6.2 and this Section 6.8, provided such audit may not occur more often than once per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrowers’ sole expense, any actions that Borrower is required under this Section 6.8 to take but which Borrower fails to take, after fifteen (15) days’ notice to such Borrower. Borrowers shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.8.

6.9 Restricted Agreement Consents. Prior to entering into or becoming bound by any Restricted Agreement, such Borrower shall: (i) provide written notice to Bank of the material terms of such Restricted Agreement; and (ii) upon Bank’s request, will use commercially reasonable efforts to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (A) such Borrower’s interest in such licenses or contract rights to be deemed Collateral and for Bank to have a security interest in such license or contract right, and to have the power to assign such license or contract rights in connection with an enforcement of remedies, that might otherwise be restricted by the terms of the applicable license or agreement, whether now existing or entered into in the future, and (B) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

6.10 Further Assurances. At any time and from time to time such Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

6.11 Creation/Acquisition of Subsidiaries. In the event such Borrower or any Subsidiary creates or acquires any direct or indirect Subsidiary, Borrower and such Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause such domestic Subsidiary to, at Bank’s option, become a Borrower hereunder or to guarantee the Obligations of Borrower under the Loan Documents and grant a continuing pledge and security interest in an to the collateral of such Subsidiary (substantially as described on Exhibit B hereto), and Borrower shall grant and pledge to Bank a perfected security interest in the stock, units or other evidence of ownership of such Subsidiary.

6.12 Landlord Waivers/Bailee Agreements. Within thirty (30) days after the Closing Date, Borrowers shall use commercially reasonable efforts to, for each Collateral location or warehouse location of a Borrower or any Collateral location not owned by a Borrower (including without limitation, any third party hosting facility) with Collateral with an aggregate book value in excess of Two Hundred Fifty Thousand ($250,000), deliver to Bank, a landlord subordination agreement, collateral access agreement or bailment waiver, executed by the landlord, warehouseman or bailee of such location, as applicable, together with a copy of the lease, warehouse or bailment agreement for each such location, as applicable. Notwithstanding the foregoing, the aggregate book value of all Collateral at non-Borrower owned locations not governed by a landlord subordination agreement, collateral access agreement or bailment waiver shall not exceed Five Hundred Thousand Dollars ($500,000).

7. NEGATIVE COVENANTS.

Each Borrower covenants and agrees that, so long as any credit hereunder shall be available and until the outstanding Obligations are paid in full or for so long as Bank may have any commitment to make any Credit Extensions, such Borrower shall not do any of the following:

7.1 Dispositions. Convey, sell, lease, license, transfer or otherwise dispose of (collectively, to “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, or subject to Section 6.6, move cash balances on deposit with Bank to accounts opened at another financial institution, other than Permitted Transfers.

7.2 Change in Name, Location, Executive Office, or Executive Management; Change in Business; Change in Fiscal Year; Change in Control. Change its name or the Borrower State or relocate its chief executive office or principal place of business without thirty (30) days prior written notification to Bank; replace its chief executive officer or chief financial officer without thirty (30) days prior written notification to Bank; engage in any business, or permit any of its Subsidiaries to engage in any business, other than or reasonably related or incidental to the businesses currently engaged in by such Borrower; change its fiscal year end; or have a Change in Control.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of a Subsidiary of such Borrower into another Subsidiary of such Borrower or into such Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the Equity Interests or property of another Person, or enter into any agreement to do any of the same, except where (i) the transactions meet the definition of a Permitted Acquisition and such transactions do not in the aggregate exceed One Million Dollars ($1,000,000) during any fiscal year, (ii) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (iii) such transactions do not result in a Change in Control, and (iv) such Borrower is the surviving entity.

7.4 Indebtedness. Create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any of its Subsidiaries to do so, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on such Borrower an obligation to prepay any Indebtedness in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) per year, except Indebtedness to Bank, which shall not be capped. Notwithstanding the foregoing, if Subordinated Debt cannot be prepaid under the terms of an applicable subordination agreement, such Subordinated Debt shall not be prepaid.

7.5 Encumbrances. Create, incur, assume or allow any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or covenant to any other Person that such Borrower in the future will refrain from creating, incurring, assuming or allowing any Lien with respect to any of such Borrower’s property.

7.6 Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any Equity Interests, except that such Borrower may (i) repurchase the Equity Interests of former employees pursuant to equity repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and (ii) repurchase the Equity Interests of former employees pursuant to equity repurchase agreements by the cancellation of indebtedness owed by such former employees to such Borrower regardless of whether an Event of Default exists. Nothing in this Section 7.6 shall restrict the conversion of preferred Equity Interests to common Equity Interests, notwithstanding any deemed dividend which may arise in connection therewith.

7.7 Investments. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments, or maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so unless such Person has entered into a control agreement with Bank, in form and substance satisfactory to Bank, or suffer or permit any of its Subsidiaries to be a party to, or be bound by, an agreement that restricts such Subsidiary of such Borrower from paying dividends or otherwise distributing property to such Borrower. Further, such Borrower shall not enter into any license or agreement with any Prohibited Territory or with any Person organized under or doing business in a Prohibited Territory.

7.8 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of such Borrower except for transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt and the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision of any document evidencing such Subordinated Debt, except in compliance with the terms of the subordination agreement relating to such Subordinated Debt, or amend any provision affecting Bank’s rights contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10 Inventory and Equipment. Store the Inventory or the Equipment having a book value exceeding $250,000 individually or in the aggregate with a bailee, warehouseman, or similar third party unless the third party has been notified of Bank’s security interest and Bank (a) with Borrowers using commercially reasonable efforts, has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment, provided, however, that the aggregate book value of all Inventory and Equipment at all locations not subject to the foregoing requirements shall not exceed $500,000. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, such Borrower shall keep the Inventory and Equipment only at the location set forth in Article 10, the locations disclosed in the current Schedule, and such other locations of which such Borrower has (i) provided Bank thirty (30) days prior written notice and (ii) taken all necessary action as requested by Bank in order to ensure that assets located at such locations are secured and that Bank has a perfected, first priority Lien on such assets (including, without limitation, executing additional security documentation and obtaining landlord waivers, mortgage waivers, bailee waivers, or equipment waivers in form and substance reasonably satisfactory to Bank).

7.11 No Investment Company; Margin Regulation. Become or be required to be registered as an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose.

8. EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an Event of Default (“Event of Default”) by Borrowers, or any of them, under this Agreement:

8.1 Payment Default. If any Borrower fails to pay any of the Obligations (i) consisting of principal or interest when due, or (ii) consisting of interest, fees, or other amounts within three (3) Business Days of the date due;

8.2 Covenant Default.

(a) If any Borrower fails to perform any obligation under Article 6 or violates any of the covenants contained in Article 7 of this Agreement; or

(b) If any Borrower fails or neglects to perform or observe any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between any Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within fifteen (15) days after any Borrower receives notice thereof or any officer of any Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrowers be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrowers shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, so long as Borrowers continue to diligently attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3 Material Adverse Change. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect with respect to Borrowers taken as a whole;

8.4 Attachment. If any of any Borrower’s and/or any of its Subsidiaries’ assets valued in excess of $1,000,000 is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within five (5) days, or if any Borrower and/or any of its Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of any Borrower’s and/or any of its Subsidiaries’ assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of any Borrower’s and/or any of its Subsidiaries’ assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within five (5) days after any Borrower and/or any of its Subsidiaries receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by the applicable Borrower and/or any of its Subsidiaries (provided that no Credit Extensions will be made during such cure period);

8.5 Insolvency. If any Borrower and/or any of its Subsidiaries becomes insolvent, or if an Insolvency Proceeding is commenced by any Borrower and/or any of its Subsidiaries, or if an Insolvency Proceeding is commenced against any Borrower and/or any of its Subsidiaries and is not dismissed or stayed within forty-five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6 Other Agreements. If there is a default or other failure to perform in any agreement to which any Borrower and/or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that would reasonably be expected to have a Material Adverse Effect;

8.7 Subordinated Debt. If any Borrower and/or any of its Subsidiaries makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.8 Judgments; Settlements. If one or more (a) judgments, orders, decrees or arbitration awards requiring any Borrower and/or any of its Subsidiaries to pay an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or greater shall be rendered against any Borrower and/or its Subsidiaries and the same shall not have been vacated or stayed within ten (10) days thereafter (provided that no Credit Extensions will be made prior to such matter being vacated or stayed); or (b) settlements is agreed upon by any Borrower and/or its Subsidiaries for the payment by any Borrower and/or its Subsidiaries of an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or greater or that could reasonably be expected to have a Material Adverse Effect;

8.9 Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

8.10 Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.9 occur with respect to any guarantor, mutadis mutandi.

9. BANK’S RIGHTS AND REMEDIES.

9.1 Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by each Borrower:

(a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b) Demand that Borrowers (i) deposit cash with Bank in an amount equal to the amount of any outstanding Credit Card Services as collateral security for the repayment of outstanding Credit Card Services, and (ii) pay in advance all Credit Card Services fees, and Borrowers shall promptly deposit and pay such amounts;

(c) Cease advancing money or extending credit to or for the benefit of Borrowers, or any of them, under this Agreement or under any other agreement between Borrowers, or any of them, and Bank;

(d) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e) Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to a Borrower’s owned premises, such Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f) Set off and apply to the Obligations any and all (i) payments received by Bank (ii) balances and deposits of Borrowers, or any of them, held by Bank, and (iii) indebtedness at any time owing to or for the credit or the account of Borrowers, or any of them, held by Bank;

(g) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, each Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including a Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Bank may sell the Collateral without giving any warranties as to the Collateral. Bank may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. If Bank sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Bank, and applied to the indebtedness of the purchaser. If the purchaser fails to pay for the Collateral, Bank may resell the Collateral and Borrowers shall be credited with the proceeds of the sale;

(i) Bank may credit bid and purchase at any public sale;

(j) Apply for the appointment of a receiver, trustee, liquidator or conservator of the Collateral, without notice and without regard to the adequacy of the security for the Obligations and without regard to the solvency of any Borrower, any guarantor or any other Person liable for any of the Obligations; and

(k) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

Bank may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

9.2 Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as such Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) endorse such Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (c) sign such Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) dispose of any Collateral; (e) make, settle, and adjust all claims under and decisions with respect to such Borrower’s policies of insurance; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) enter into a short-form intellectual property security agreement consistent with the terms of this Agreement for recording purposes only or modify, in its sole discretion, any intellectual property security agreement entered into between Borrowers, or any of them, and Bank without first obtaining such Borrower’s approval of or signature to such modification by amending Exhibits A, B, and C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by such Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which such Borrower no longer has or claims to have any right, title or interest; and (h) file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Borrower where permitted by law; provided Bank may exercise such power of attorney to sign the name of such Borrower on any of the documents described in clauses (g) and (h) above, regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide advances hereunder is terminated.

9.3 Accounts Collection. At any time after the occurrence and during the continuation of an Event of Default, Bank may notify any Person owing funds to any Borrower of Bank’s security interest in such funds and verify the amount of such Account. Each Borrower shall collect all amounts owing to such Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4 Bank Expenses. If Borrowers, or any of them, fail to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrowers: (a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Line as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5 Bank’s Liability for Collateral. Bank has no obligation to clean up or otherwise prepare the Collateral for sale. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

9.6 No Obligation to Pursue Others. Bank has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them and Bank may release, modify or waive any collateral provided by any other Person to secure any of the Obligations, all without affecting Bank’s rights against Borrowers, or any of them. Each Borrower waives any right it may have to require Bank to pursue any other Person for any of the Obligations.

9.7 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on any Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given. Each Borrower expressly agrees that this Section 9.7 may not be waived or modified by Bank by course of performance, conduct, estoppel or otherwise.

9.8 Demand; Protest. Except as otherwise provided in this Agreement, each Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

10. NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by facsimile or email to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrowers:	c/o Interpace Biosciences, Inc.
Morris Corporate Center 1, Building C
300 Interpace Parkway
Parsippany, NJ 07054
Attn: Thomas Freeburg, CFO
FAX: (____) _______________
Email: tfreeburg@interpace.com

with a copy (which is not required to constitute notice hereunder) to:	Troutman Pepper 875 Third Avenue New York, NY 10022
Attn: Merrill Kraines

If to Bank:	Comerica Bank
M/C 7578
39200 Six Mile Rd.
Livonia, MI 48152
Attn: National Documentation Services

with a copy to:	Comerica Bank
300 W. 6th Street, Suite 1950
Austin, TX 78701
Attn: Shane Merkord
Email: sgmerkord@comerica.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11. CHOICE OF law, VENUE, and jurisdiction; JURY TRIAL WAIVER.

11.1 THE PARTIES HEREBY AGREE THAT THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS, INSTRUMENTS AND AGREEMENTS RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ITS CONFLICTS OF LAW PROVISIONS. BORROWER AND BANK EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE SOLE AND EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA, AND ANY APPELLATE COURT THEREOF, (II) AGREES THAT ALL ACTIONS AND PROCEEDINGS BASED UPON, ARISING OUT OF, RELATING TO OR OTHERWISE CONCERNING THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT RELATED TO THIS AGREEMENT, INCLUDING ALL CLAIMS FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, SHALL SOLELY AND EXCLUSIVELY BE BROUGHT, HEARD, AND DETERMINED (LITIGATED) IN SUCH COURTS, (III) ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, THE SOLE AND EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, (IV) WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED UPON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO BRINGING OR MAINTAINING ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION, AND (V) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, OR ANY SUCH OTHER DOCUMENT, INSTRUMENT OR AGREEMENT. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BANK TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE ENFORCEMENT OF ANY LIENS OR SECURITY INTERESTS IN FAVOR OF BANK ON ANY OF BORROWER’S PROPERTIES OR ASSETS .

11.2 JURY TRIAL WAIVER. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

12. JUDICIAL REFERENCE PROVISION.

12.1 In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

12.2 With the exception of the items specified in Section 12.3, below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

12.3 The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Judicial Reference Provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference proceeding pursuant to this Judicial Reference Provision as provided herein.

12.4 The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

12.5 The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

12.6 The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

12.7 Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

12.8 The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

12.9 If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

12.10 THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS JUDICIAL REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS JUDICIAL REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

13. GENERAL PROVISIONS.

13.1 Successors and Assigns . This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties and shall bind all persons who become bound as a debtor to this Agreement; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrowers, or any of them, without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to any Borrower to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

13.2 INDEMNIFICATION AND HOLD HARMLESS. WITHOUT LIMITING ANY OTHER PROVISIONS OF THIS AGREEMENT, EACH BORROWER AGREES TO INDEMNIFY AND HOLD BANK HARMLESS FROM AND AGAINST ALL LOSSES, COSTS, DAMAGES, LIABILITIES AND EXPENSES, INCLUDING, WITHOUT LIMITATION, IN-HOUSE AND OUTSIDE ATTORNEYS’ FEES AND DISBURSEMENTS, INCURRED BY BANK IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY LOANS OR TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR BY REASON OF ANY DEFAULT OR EVENT OF DEFAULT, OR ENFORCING THE OBLIGATIONS OF BORROWER OR ANY LOAN PARTY UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, AS APPLICABLE, OR IN EXERCISING ANY RIGHTS OR REMEDIES OF BANK OR IN THE PROSECUTION OR DEFENSE OF ANY ACTION OR PROCEEDING CONCERNING ANY MATTER GROWING OUT OF OR CONNECTED WITH THIS AGREEMENT OR ANY OF THE LOAN DOCUMENTS; PROVIDED, HOWEVER, THAT THE FOREGOING SHALL NOT BE APPLICABLE, AND THE BORROWER SHALL NOT BE LIABLE FOR ANY SUCH LOSSES, COSTS, DAMAGES, LIABILITIES OR EXPENSES, TO THE EXTENT (BUT ONLY TO THE EXTENT) THE SAME ARISE OR RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BANK OR ANY OF ITS AGENTS OR EMPLOYEES. THE PROVISIONS OF THIS SECTION SHALL SURVIVE REPAYMENT OF THE INDEBTEDNESS AND SATISFACTION OF ALL OBLIGATIONS OF BORROWER TO BANK AND TERMINATION OF THIS AGREEMENT.

13.3 Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

13.4 Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.5 Amendments in Writing, Integration. All amendments to or terminations of this Agreement or the other Loan Documents must be in writing signed by the parties. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the other Loan Documents, if any, are merged into this Agreement and the Loan Documents.

13.6 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

13.7 Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make any Credit Extension to Borrowers, or any of them. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 13.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

13.8 Confidentiality. In handling any confidential information, Bank and all employees and agents of Bank shall exercise the same degree of care that Bank exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the parent, subsidiaries, or Affiliates and service providers of Bank, (ii) to prospective transferees, participants, or purchasers of any interest in the Obligations, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank, (v) to Bank’s accountants, auditors and regulators, and (vi) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

13.9 Publicity. Bank may (i) disclose the name of Borrower and the existence of the credit facilities described herein in marketing, promotions and advertising, including, without limitation, press releases, presentations, publications, interest websites, e-mails, and internet advertisements, and (ii) display Borrower’s logo and/or trademark on its website and other marketing materials consistent with Bank’s practices with respect to its loan portfolio.

13.10 [Reserved]

13.11 Electronic Signatures. The parties agree that this Agreement may be executed by electronic signatures. The parties further agree that the electronic signature of a party to this Agreement shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Agreement, and that any electronically signed document (including this Agreement) shall be deemed (i) to be “written” or “in writing,” and (ii) to have been “signed” or “duly executed”. For purposes hereof, “electronic signature” means a manually-signed original signature that is then transmitted by electronic means or a signature through an electronic signature technology platform. Bank may require original manually executed signatures.

13.12 Final Agreement. This Agreement, together with the Loan Documents, entered into by and between Bank and Borrowers with respect to the subject matter contained herein constitutes the entire understanding among the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof.

14.	CO-BORROWER PROVISIONS.

14.1 Primary Obligation. This Agreement is a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of all Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation Disbursement Request Forms, Borrowing Base Certificates and Compliance Certificates. Furthermore, the successful operation of each Borrower is dependent on the continued successful performance of the integrated group of Borrowers, such that each Borrower will benefit from any Credit Extensions Bank makes to another Borrower.

14.2 Enforcement of Rights. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one or more of the Borrowers to enforce the Obligations without waiving its right to proceed against any of the other Borrowers.

14.3 Borrowers as Agents. Each Borrower appoints the other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of both Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to each Borrower’s authority to act for or on behalf of Borrower.

14.4 Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 14.4 shall be null and void. If any payment is made to a Borrower in contravention of this Section 14.4, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

14.5 Waivers of Notice. Except as otherwise provided in this Agreement, each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder.

14.6 Subrogation Defenses. Each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

14.7 Right to Settle, Release.

(a) The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b) Without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

14.8 Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and the Borrower holding the indebtedness shall take all actions reasonably requested by Lender to effect, to enforce and to give notice of such subordination.

14.9 Keepwell. Each Borrower that is a Qualified Borrower at the time the guaranty, co-Borrower status (or incurrence of joint and several liability), or the grant of a Lien under the Loan Documents, in each case, by any Specified Borrower becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Borrower with respect to such Swap Obligation as may be needed by such Specified Borrower from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified Borrower’s obligations and undertakings under this Section 14 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified Borrower under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full in cash. Each Borrower intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Borrower for all purposes of the CEA.

[signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written. Each Borrower also acknowledges and agrees that Borrower’s electronic signature below indicates each Borrower’s agreement to, and intention to be legally bound, by all of the terms and conditions of this Agreement.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE PHARMA SOLUTIONS, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

COMERICA BANK

By:	/s/ Shane Merkord
Name:	Shane Merkord
Title:	Vice President

[Signature Page to Loan and Security Agreement (17951611)]

ANNEX 1 TO Loan and Security Agreement dated as of OCTOBER 13, 2021

Entity	Legal Name	Borrower State	Borrower’s State Identification No.	Collateral Location(s)
1.	Interpace Biosciences, Inc.	Delaware	2821446	Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054
2.	Interpace Diagnostics Corporation	Delaware	4354810	Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054 2515 Liberty Avenue Pittsburgh, PA 15222
3.	Interpace Diagnostics, LLC	Delaware	5448700	Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054
4.	Interpace Pharma Solutions, Inc.	Delaware	7483410	Morris Corporate Center 1, Building C, 300 Interpace Parkway, Parsippany, NJ 07054 133 Southcenter Court, Suite 400 Morrisville, NC 27560

EXHIBIT A

DEFINITIONS

“Accounts” mean all presently existing and hereafter arising accounts, contract rights, payment intangibles and all other forms of obligations owing to any Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by any Borrower and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by any Borrower and each Borrower’s Books relating to any of the foregoing.

“Advance” or “Advances” mean a cash advance or cash advances under the Revolving Line.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Applicable Margin” means one half of one percent (0.50%) per annum.

“Bank Expenses” mean all costs or expenses of Bank, or any other holder or owner of the Loan Documents (including, without limit, court costs, legal expenses and reasonable attorneys’ fees and expenses, whether generated in-house or by outside counsel, whether or not suit is instituted, and, if suit is instituted, whether at trial court level, appellate court level, in a bankruptcy, probate or administrative proceeding or otherwise) incurred in connection with the preparation, negotiation, execution, delivery, amendment, administration, and performance, or incurred in collecting, attempting to collect under the Loan Documents or the Obligations, or incurred in defending the Loan Documents, or incurred in any other matter or proceeding relating to the Loan Documents or the Obligations; and reasonable Collateral audit fees.

“Board of Directors” means the Board of Directors of Borrower.

“Borrower State” means, with respect to any Borrower, the state under whose laws such Borrower is organized, as listed on Annex 1 attached to the Agreement.

“Borrower’s Books” mean all of each Borrower’s books and records including: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means, as of any date of determination, an amount equal to the sum of the following, without duplication: (a) the Non-Formula Amount, plus (b) eighty percent (80%) of Eligible Accounts, all as determined by Bank, with reference to the most recent Borrowing Base Certificate delivered by Borrowers or from other information then available to Bank including information obtained from working capital or other similar audits conducted by or on behalf of Bank; less such reserves as may be established by Bank in its good faith credit judgment, from time to time; provided, that the advance rate above and the definitions of Borrowing Base and Eligible Accounts set forth herein are subject to adjustment by Bank after the Closing Date, in its sole good faith discretion, based on its audits and examinations of the Collateral.

“Borrowing Base Certificate” means the certificate substantially in the form attached hereto as Exhibit C.

“Business Day” means any day, other than a Saturday, Sunday or any other day designated as a holiday under Federal or applicable State statute or regulation, on which Bank is open for all or substantially all of its domestic and international business (including dealings in foreign exchange) in San Jose, California, and, in respect of notices and determinations relating the Daily Adjusting LIBOR Rate, also a day on which dealings in dollar deposits are also carried on in the London interbank market and on which banks are open for business in London, England.

Exhibit A - Page 1

“Cash” means unrestricted cash and cash equivalents.

“Cash Burn” means an amount equal to the prior month’s ending Cash minus the current month’s ending Cash that has been adjusted for any changes to Cash as a result of borrowings and repayments of borrowings, proceeds from the sale of Equity Interests and the exercise of any options or warrants, paid-in-capital and minority interest, financial debt, equity and/or paid-in-capital and capital expenditures financed under a capital lease.

“CEA” means the Commodity Exchange Act.

“Change in Control” shall mean any transaction or series of related transactions in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of Equity Interests then outstanding of any Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the Board of Directors of such Borrower, who did not have such power before such transaction.

“Change in Law” means the occurrence, after the date hereof, of any of the following: (i) the adoption or introduction of, or any change in any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not applicable to Bank on such date, or (ii) any change in interpretation, administration or implementation thereof of any such law, treaty, rule or regulation by any Governmental Authority, or (iii) the issuance, making or implementation by any Governmental Authority of any interpretation, administration, request, regulation, guideline, or directive (whether or not having the force of law), including without limitation, any risk-based capital guidelines or any interpretation, administration, request, regulation, guideline, or directive relating to liquidity. For purposes of this definition, (x) a change in law, treaty, rule, regulation, interpretation, administration or implementation shall include, without limitation, any change made or which becomes effective on the basis of a law, treaty, rule, regulation, interpretation administration or implementation then in force, the effective date of which change is delayed by the terms of such law, treaty, rule, regulation, interpretation, administration or implementation, and (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub. L. 111-203, H.R. 4173) and all requests, rules, regulations, guidelines, interpretations or directives promulgated thereunder or issued in connection therewith shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or promulgated, whether before or after the date hereof, and (z) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall each be deemed to be a “Change in Law,” regardless of the date enacted, adopted, issued or implemented.

“Closing Date” means the date of this Agreement.

“Code” means the California Uniform Commercial Code as amended or supplemented from time to time.

“Collateral” means the property described on Exhibit B attached hereto and all Negotiable Collateral and Intellectual Property Collateral to the extent not described on Exhibit B, except to the extent any such property (i) is nonassignable by its terms without the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the Code), or (ii) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

Exhibit A - Page 2

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” mean any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

“Credit Card Services Sublimit” means a sublimit for corporate credit cards and e-commerce or merchant account services under the Revolving Line not to exceed Three Hundred Thousand Dollars ($300,000).

“Credit Extension” means each Advance, or any other extension of credit by Bank to or for the benefit of Borrowers, or any of them, hereunder.

“Daily Adjusting LIBOR Rate” means, for any day, a per annum interest rate which is equal to the quotient of the following:

(1)	for any day, the per annum rate of interest determined on the basis of the rate for deposits in United States Dollars for a period equal to one (1) month appearing on Page BBAM of the Bloomberg Financial Markets Information Service at or about 11:00 a.m. (London, England time) (or as soon thereafter as practical) on such day, or if such day is not a Business Day, on the immediately preceding Business Day. In the event that such rate does not appear on Page BBAM of the Bloomberg Financial Markets Information Service (or otherwise on such Service) on any day, the “Daily Adjusting LIBOR Rate” for such day shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be reasonably selected by Bank, or in the absence of such other service, the “Daily Adjusting LIBOR Rate” for such day shall, instead, be determined based upon the average of the rates at which Bank is offered dollar deposits at or about 11:00 a.m. (Detroit, Michigan time) (or as soon thereafter as practical), on such day, or if such day is not a Business Day, on the immediately preceding Business Day, in the interbank eurodollar market in an amount comparable to the applicable principal amount of the Obligations hereunder which is to bear interest on the basis of the Daily Adjusting LIBOR Rate and for a period equal to one (1) month;

divided by

(2)	1.00 minus the maximum rate (expressed as a decimal) on such day at which Bank is required to maintain reserves on “Euro-currency Liabilities” as defined in and pursuant to Regulation D of the Board of Governors of the Federal Reserve System or, if such regulation or definition is modified, and as long as Bank is required to maintain reserves against a category of liabilities which includes eurodollar deposits or includes a category of assets which includes eurodollar loans, the rate at which such reserves are required to be maintained on such category;

Exhibit A - Page 3

provided, however, and notwithstanding anything to the contrary set forth in this Agreement, if at any time the Daily Adjusting LIBOR Rate determined as provided above would be less than zero percent (0%) then the Daily Adjusting LIBOR Rate shall be deemed to be zero percent (0%) per annum for all purposes of this Agreement (the “Daily Adjusting LIBOR 0% Floor”). Each calculation by Bank of the Daily Adjusting LIBOR Rate shall be conclusive and binding for all purposes, absent manifest error.

“Dollars” mean lawful money of the United States.

“Eligible Accounts” means, with respect to any Borrower, those Accounts that arise in the ordinary course of such Borrower’s business that comply with all of such Borrower’s representations and warranties to Bank set forth in Section 5.3; provided, that Bank may change the standards of eligibility in its reasonable credit judgment by giving such Borrower thirty (30) days prior written notice. Notwithstanding anything to the contrary set forth herein, a Person that becomes a Borrower hereunder after the Closing Date shall not have its Accounts eligible to be considered Eligible Accounts until Bank has received an audit of such new Borrower’s Accounts with results satisfactory to Bank. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay in full within one twenty (120) days of invoice date;

(b) Credit balances over one twenty (120) days;

(c) Accounts (other than Medicare Accounts) with respect to an account debtor, including Subsidiaries and Affiliates of such account debtor, whose total obligations to Borrowers, or any one of them, exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage, except as approved in writing by Bank;

(d) Accounts with respect to which the account debtor does not have its principal place of business in the United States, except for Eligible Foreign Accounts;

(e) Accounts (other than Medicare Accounts) with respect to which the account debtor is the United States of America or any state or political subdivision thereof, or by any department, agency, public body corporate or other instrumentality of the foregoing, unless all necessary steps are taken to comply with the Assignment of Claims Act of 1940 (31 U.S.C. 3727), as amended, or with any comparable state or local law, if applicable, and all other necessary steps are taken to perfect Bank’s security interest in such Account;

(f) Accounts with respect to which such Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to such Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower;

(g) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(h) Accounts with respect to which the account debtor is an individual, officer, employee, agent or Affiliate of such Borrower;

(i) Accounts that are billed in advance, payable on delivery, have not yet been billed to the account debtor, progress billings, or that relate to deposits (such as good faith deposits) or other property of the account debtor held by such Borrower for the performance of services or delivery of goods which such Borrower has not yet performed or delivered;

Exhibit A - Page 4

(j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business;

(k) Accounts the collection of which Bank reasonably determines after inquiry and consultation with such Borrower to be doubtful; and

(l) Retentions and hold-backs.

“Eligible Foreign Accounts” means, with respect to any Borrower, those Accounts (i) with respect to which the account debtor does not have its principal place of business in the United States and is not located in an OFAC sanctioned country, (ii) that are (a) supported by one or more letters of credit in an amount and of a tenor, and issued, advised and/or confirmed by a financial institution, acceptable to Bank, (b) insured by the Export Import Bank of the United States, (c) generated by an account debtor with its principal place of business in Canada, provided that the Bank has perfected its security interest in the appropriate Canadian province, or (d) approved by Bank on a case-by-case basis, and (iii) that otherwise meet the definition of Eligible Accounts, other than clause (e). All Eligible Foreign Accounts must be calculated in U.S. Dollars.

“Environmental Laws” mean all laws, rules, regulations, orders and the like issued by any federal, state, municipal, local foreign or other governmental or quasi-governmental authority or any agency pertaining to the environment or to any hazardous materials or wastes, toxic substances, flammable, explosive or radioactive materials, asbestos or other similar materials.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

“Equity Interests” mean, with respect to any Person, the capital stock, partnership, membership or limited liability company interest, or other equity securities or equity ownership interest of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

“Excluded Swap Obligation” means, with respect to any given Borrower, any Swap Obligation, if, and to the extent that, all or a portion of the guarantee of by such Borrower of, the grant by such Borrower of a security interest to secure, or such Borrower being jointly and severally liable (or acting as a co-borrower hereunder) with respect to, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the CEA, or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant,” as defined in Section 1a(18) of the CEA and the regulations thereunder, at the time such guarantee, joint and several liability, co-borrower status, or such security interest grant becomes effective with respect to such related Swap Obligation (such determination being made after giving effect to any applicable keepwell, support, or other agreement for the benefit of the applicable Borrower). If any such Swap Obligation arises under a master agreement governing more than one swap, the foregoing exclusion shall apply only to those Swap Obligations that are attributable to swaps in respect of which such other Borrower’s guaranteeing of, or such other Borrower’s granting of a security interest or lien to secure, or such other Borrower being a co-borrower or jointly and severally liable with respect to, such swaps is or becomes illegal.

“GAAP” means generally accepted accounting principles, consistently applied, as in effect from time to time in the United States of America.

Exhibit A - Page 5

“Government Account Debtor” means the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof, that is responsible for payment of a receivable under any Government Reimbursement Program, or any agent, administrator, intermediary or carrier for the foregoing.

“Government Reimbursement Program” means (a) Medicare, (b) Medicaid, (c) the Federal Employees Health Benefit Program under 5 U.S.C. §§ 8902 et seq., (d) TRICARE, CHAMPUS / CHAMPVA, (e) any other federal or state health care program, or (f) if applicable within the context of this Agreement, any agent, administrator, administrative contractor, intermediary or carrier for any of the foregoing.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supranational bodies such as the European Union or the European Central Bank).

“Health Care Laws” means, collectively, any and all federal, state or local laws, rules, regulations, orders and legally-binding administrative manuals and guidelines relating to any of the following to the extent applicable: (a) fraud and abuse (including but not limited to the following statutes, as amended, modified or supplemented from time to time and any successor statutes thereto and regulations promulgated from time to time thereunder: the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Stark Law (42 U.S.C. § 1395nn and §1395(q)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), the federal health care program exclusion provisions (42 U.S.C. § 1320a-7), the Civil Monetary Penalties Act (42 U.S.C. § 1320a-7a), the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (Pub. L. No. 108-173), and applicable state anti-kickback and state self-referral prohibitions); (b) any Government Reimbursement Program; (c) the licensure, certificate, and/or regulation of health care providers, suppliers, professionals, facilities, Risk-Bearing Organizations or payors; (d) the provision of, or payment for, medical services, items or supplies; (e) quality, safety certification and accreditation standards and requirements; (f) the billing, coding or submission of claims or collection of accounts receivable or refund of overpayments; (g) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act (Title XIII) of the American Recovery and Reinvestment Act of 2009 and the regulations promulgated thereunder (collectively, “HIPAA”), and the HIPAA Security and Privacy Requirements codified at 45 C.F.R. Parts 160 and 164 and all other laws and regulations regarding confidentiality, security, or privacy (including state data breach laws) relating to Personal Information; (h) the practice of medicine and other health care professions or the organization of medical or professional entities, including without limitation all applicable state corporate practice of medicine requirements; (i) all applicable professional standards regulating professionals, facilities (including but not limited to retail clinics and complex care clinics), Risk-Bearing Organizations or payors; (j) fee-splitting prohibitions; (k) health planning or rate-setting laws, including laws regarding certificates of need and certificates of exemption; (l) Risk-Bearing Organizations, including antitrust laws governing the sharing of substantial financial risk by participating health care providers of a provider network and laws governing network adequacy, solvency, minimum net worth and capital requirements pertaining to shared risk, professional capitation and global capitation structures; (m) independent practice associations, provider networks, and any other intermediary entity representing or contracting on behalf of licensed health care providers; and (n) any and all other applicable federal, state or local health care laws, rules, codes, regulations, ordinances, professional or ethical rules, orders and legally-binding administrative manuals and guidelines, as the same may be amended, modified or supplemented from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all Contingent Obligations, and (e) all obligations arising under the Credit Card Services Sublimit.

Exhibit A - Page 6

“Insolvency Proceeding” means any proceeding commenced by or against any Person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property Collateral” means, with respect to each Borrower, all of such Borrower’s right, title, and interest in and to the following:

(a) Copyrights, Trademarks and Patents;

(b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c) Any and all design rights which may be available to such Borrower now or hereafter existing, created, acquired or held;

(d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

(e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

(f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all present and future inventory in which a Borrower has any interest.

“Investment” means any beneficial ownership (including Equity Interests) of any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Liquidity” the sum of Cash plus the net amount of Credit Extensions available under the Revolving Line.

“Loan Documents” mean, collectively, this Agreement, any guaranty, any note or notes executed by Borrowers, or any of them, and any other document, instrument or agreement entered into in connection with this Agreement, other than any Warrant, all as amended or extended from time to time.

“Material Adverse Effect” means (i) a material adverse change in the Borrowers’ business or financial condition, taken as a whole, (ii) a material impairment in the prospect of repayment of all or any portion of the Obligations or in otherwise performing any Borrowers’ obligations under the Loan Documents (taken as a whole), or (iii) a material impairment in the perfection, value or priority of Bank’s security interests in the Collateral.

“Medicare Accounts” mean, with respect to any Borrower, Accounts with respect to which the account debtor is the United States government in connection with goods or services provided a Borrower that are covered and reimbursable under the Medicare program (Title XVIII of the Social Security Act, as amended).

Exhibit A - Page 7

“Negotiable Collateral” means, with respect to any Borrower, all of such Borrower’s present and future letters of credit of which it is a beneficiary, drafts, instruments (including promissory notes), securities, documents of title, and chattel paper, and such Borrower’s Books relating to any of the foregoing.

“Non-Formula Amount” means, initially, Two Million Dollars ($2,000,000). The Non-Formula Amount will decrease by Two Hundred Fifty Thousand Dollars ($250,000) per quarter, commencing with the quarter ending June 30, 2022.

“Obligations” mean all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers, or any of them, pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrowers, or any of them, to others that Bank may have obtained by assignment or otherwise The term “Obligations” as applied to any particular Borrower shall not include any Excluded Swap Obligation with respect to such Borrower.

“Patents” mean all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” mean all installments or similar recurring payments that a Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers, or any of them, and Bank.

“Permitted Acquisition” shall mean any acquisition by a Borrower or any of its Subsidiaries of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any Equity Interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(a) such acquisition is of a business that is in the same line of business as a Borrower;

(b) if such acquisition is structured as an acquisition of the Equity Interests of any Person, then the Person so acquired shall become a wholly-owned direct Subsidiary of such Borrower or of its Subsidiary and such Borrower or the applicable Subsidiary shall cause such acquired Person to comply with Section 6.11 hereof or be merged with and into such Borrower or such Subsidiary (and, in the case of such Borrower, with such Borrower being the surviving entity);

(c) if such acquisition is structured as the acquisition of assets, such assets shall be acquired directly by such Borrower or such Subsidiary and shall be free and clear of all liens;

(d) such Borrower shall have delivered to Bank not less than fifteen (15) (or such shorter period of time agreed to by Bank) nor more than ninety (90) days prior to the closing date of such acquisition, notice of such acquisition together with true, correct and complete copies of: Pro Forma Projected Financial Information, copies of all material documents relating to such acquisition (including the acquisition agreement and all related documents), and historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete fiscal years of the acquisition target, if available, and a quality of earnings report, in form and from a third party satisfactory to date;

(e) such Borrower shall have delivered to Bank a pro forma compliance certificate reflecting such Borrower’s compliance with all financial covenants both immediately before and after the consummation of such acquisition; and

Exhibit A - Page 8

(f) the board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the Equity Interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved.

“Permitted Indebtedness” means:

(a) Indebtedness of Borrowers, or any of them, in favor of Bank arising under this Agreement or any other Loan Document;

(b) Indebtedness existing on the Closing Date and disclosed in the Schedule;

(c) Indebtedness of Borrowers, or any of them, individually or in the aggregate not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year of Parent the aggregate secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;

(d) Subordinated Debt;

(e) Indebtedness to trade creditors incurred in the ordinary course of business;

(f) Indebtedness that constitutes a Permitted Investment;

(g) Indebtedness between or among Borrowers; and

(h) Extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the applicable Borrower or its Subsidiary, as the case may be.

“Permitted Investments” mean:

(a) Investments existing on the Closing Date disclosed in the Schedule;

(b) (i) Marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Rating Service or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit maturing no more than one (1) year from the date of investment therein, and (iv) Bank’s money market accounts and deposit accounts;

(c) Repurchases of Equity Interests from former employees, directors or consultants of a Borrower under the terms of applicable equity repurchase agreements (i) in an aggregate with all other Borrowers, not to exceed One Hundred Thousand Dollars ($100,000) in any fiscal year of Parent, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases, or (ii) in any amount where the consideration for the repurchase is the cancellation of indebtedness owed by such former employees, directors or consultants to a Borrower regardless of whether an Event of Default exists;

(d) Investments accepted in connection with Permitted Transfers;

(e) (i) Investments between or among Borrowers and (ii) Investments of Subsidiaries in or to other Subsidiaries or a Borrower and Investments by a Borrower in Subsidiaries not to exceed in aggregate with all other Borrowers, One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

Exhibit A - Page 9

(f) Investments not to exceed in aggregate with all other Borrowers, One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of Equity Interests of a Borrower or its Subsidiaries pursuant to employee equity purchase agreements approved by such Borrower’s Board of Directors; provided that any repayment of such loans or advances will not reset the amount for the applicable fiscal year;

(g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of a Borrower’s business;

(h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subparagraph (h) shall not apply to Investments of a Borrower in any Subsidiary; and

(i) Joint ventures or strategic alliances in the ordinary course of a Borrower’s business consisting of the non-exclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by a Borrower do not exceed individually or in the aggregate with all other Borrowers, One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year of Parent.

“Permitted Liens” mean:

(a) Any Liens existing on the Closing Date and disclosed in the Schedule (excluding Liens to be satisfied with the proceeds of the Advances) or arising under this Agreement or the other Loan Documents;

(b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and for which the applicable Borrower maintains adequate reserves, provided the same have no priority over any of Bank’s security interests;

(c) Liens securing Indebtedness not to exceed in the aggregate with all other Borrowers, One Hundred Thousand Dollars ($100,000) in the aggregate (i) upon or in any Equipment (other than Equipment financed by an Equipment Advance) acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment;

(d) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Sections 8.4 (attachment) or 8.8 (judgments/settlements);

(f) Subject to Section 6.6, Liens in favor of other financial institutions arising in connection with a Borrower’s deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions, provided that Bank has a perfected security interest in the amounts held in such deposit accounts;

Exhibit A - Page 10

(g) Liens in favor of Ampersand 2018 Limited Partnership, a Delaware limited partnership and 1315 Capital II, L.P., a Delaware limited partnership, that are expressly subordinate in priority to any and all liens, security interests and mortgages in favor of Bank pursuant to the terms of a subordination agreement executed and delivered unto, and acceptable to, Bank; and

(h) Other Liens securing obligations not to exceed One Hundred Thousand Dollars ($100,000) at any time outstanding.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by a Borrower or any Subsidiary of:

(a) Inventory in the ordinary course of business;

(b) Non-exclusive licenses and similar arrangements for the use of the property of such Borrower or its Subsidiaries in the ordinary course of business;

(c) Worn-out, obsolete, or surplus Equipment;

(d) Transfers that are explicitly permitted by Section 7; or

(e) Other assets of a Borrower or its Subsidiaries that do not in the aggregate exceed One Hundred Thousand Dollars ($100,000) during any fiscal year.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prime Rate” means the per annum interest rate established by Bank as its prime rate for its borrowers, as such rate may vary from time to time, which rate is not necessarily the lowest rate on loans made by Bank at any such time.

“Prime Referenced Rate” means, for any day, a per annum interest rate which is equal to the Prime Rate in effect on such day, but in no event and at no time shall the Prime Referenced Rate be less than the sum of the Daily Adjusting LIBOR Rate for such day plus two and one-half percent (2.50%) per annum. If, at any time, Bank determines that it is unable to determine or ascertain the Daily Adjusting LIBOR Rate for any day, the Prime Referenced Rate for each such day shall be the Prime Rate in effect at such time, but not less than two and one-half percent (2.50%) per annum.

“Parent” has the meaning assigned to such term in the opening paragraph of this Agreement.

“Pro Forma Projected Financial Information” shall mean, as to any proposed acquisition, a statement executed by such Borrower (supported by reasonable detail) setting forth the total consideration to be paid or incurred in connection with the proposed acquisition, and pro forma consolidated and consolidating (if requested by Bank) projected financial information for such Borrower and the acquisition target, consisting of monthly projected balance sheets, statements of income and cash flows for each such year as of the proposed effective date of the acquisition and as of the end of at least the next three (3) fiscal years (or the last maturity date of any Obligation if longer) following the acquisition and monthly projected balance sheets, statements of income and cash flows for each such year, as projected as of the effective date of the acquisition and as of the ends of those fiscal years and accompanied by (i) a statement in reasonable detail specifying all material assumptions underlying the projections and (ii) such other information as Bank shall reasonably request.

“Prohibited Territory” means any person or country listed by the Office of Foreign Assets Control of the United States Department of Treasury as to which transactions between a United States Person and that territory are prohibited.

Exhibit A - Page 11

“Qualified Borrower” means, at any time, each Borrower with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the CEA and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the CEA.

“Request for Advance” means a Loan Advance/Paydown Request Form issued by the Borrower under the Agreement in the form annexed to this Agreement as Exhibit E.

“Responsible Officer” means each of the Authorized Signers set forth in the Corporation Resolutions and Incumbency Certification Authority to Procure Loans Limited Liability Company Authority to Procure Loans, as applicable.

“Restricted Agreement” is any material license or other material agreement (other than over-the-counter software that is commercially available to the public and “open source” licenses) to which a Borrower is a party or under which a Borrower is bound (including licenses and agreements under which a Borrower is the licensee): (a) that prohibits or otherwise restricts a Borrower from assigning to Bank, or granting to Bank a Lien in, such Borrower’s interest in such license or agreement, the rights arising thereunder or any other property, or (b) for which a default under or termination of such license or contract could interfere with the Bank’s right to use, license, sell or collect any Collateral or otherwise exercise its rights and remedies with respect to the Collateral under the Loan Documents or applicable law.

“Revolving Line” means a Credit Extension of up to Seven Million Five Hundred Thousand Dollars ($7,500,000) (inclusive of the aggregate limits of the corporate credit cards issued to Borrowers, or any of them, and merchant credit card processing reserves under the Credit Card Services Sublimit).

“Revolving Maturity Date” means September 30, 2023.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

Segregated Governmental Account” has the meaning assigned to such term in Section 6.6(a) hereof.

“SOS Reports” mean the official reports from the Secretaries of State of the Borrower State and other applicable federal, state or local government offices identifying all current security interests filed in the Collateral and Liens of record as of the date of such report.

“Specified Borrower” means any Borrower that is not then an “eligible contract participant” under the CEA (determined prior to giving effect to Section 14.9 hereof).

“Subordinated Debt” means any debt incurred by Borrowers, or any of them, that is subordinated in writing to the debt owing by Borrower to Bank on terms reasonably acceptable to Bank (and identified as being such by the applicable Borrower or Borrowers and Bank).

“Subsidiary” means any corporation, partnership or limited liability company or joint venture in which (i) any general partnership interest or (ii) more than fifty percent (50%) of the Equity Interests of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by Borrower, either directly or through an Affiliate.

“Swap Obligation” means, with respect to any Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the CEA.

“Trademarks” mean any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

“United States” means the United States of America.

Exhibit A - Page 12

DEBTOR:	INTERPACE BIOSCIENCES, INC./INTERPACE DIAGNOSTICS CORPORATION/INTERPACE DIAGNOSTICS, LLC/INTERPACE PHARMA SOLUTIONS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT B

COLLATERAL DESCRIPTION ATTACHMENT TO LOAN AND SECURITY AGREEMENT

Collateral shall mean all personal property of each Debtor including, without limitation, all of the following property each Debtor now or later owns or has an interest in, wherever located:

(a)	all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles (including, without limit, payment intangibles and software), chattel paper (including, without limit, electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents (including, without limit, negotiable documents), instruments (including, without limit, promissory notes) and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, money and rights to payment for money or funds advanced or sold),

(b)	all Inventory (including, without limit, returns and repossessions),

(c)	all investment property (including, without limit, securities, securities entitlements, and financial assets), all securities accounts and all investment property contained therein, including, without limitation, all securities and securities entitlements, financial assets, instruments or other property contained in such securities accounts, and all other investment property, financial assets, instruments or other property at any time held or maintained in such securities accounts, together with all investment property, financial assets, instruments or other property at any time substituted for all or for any part of the foregoing, and all interest, dividends, increases, profits, new investment property, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith,

(d)	all Equipment and Fixtures, and

(e)	specific items listed below and/or on attached Schedule 1, if any.

Exhibit B - Page 1

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

(See Attached)

Exhibit C - Page 1

EXHIBIT D

COMPLIANCE CERTIFICATE

Comerica Bank
Please send all Required Reporting to:

Technology & Life Sciences Division

Loan Analysis Department

250 Lytton Avenue

3rd Floor, MC 4240

Palo Alto, CA 94301

Email directly to:

sgmerkord@comerica.com and

nwcompliance@comerica.com

or Fax to (425) 452-2510

FROM:	Interpace Biosciences, Inc.

The undersigned authorized Officer of Interpace Biosciences, Inc., on behalf of Borrowers (“Borrower”), hereby certifies, in such capacity and not in his or her individual capacity (and without personal llquidity) that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending __________________________with all required covenants, including without limitation the ongoing registration of intellectual property rights in accordance with Section 6.8 hereof, except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification.

The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by checking the applicable box for Yes or No.

REPORTING COVENANTS	REQUIRED	COMPLIES

Company Prepared Monthly F/S	Monthly, within 30 days	[ ]YES	[ ] NO
Compliance Certificate	Monthly, within 30 days	[ ]YES	[ ] NO
CPA Audited, Unqualified F/S	Annually, within 180 days of FYE	[ ] YES	[ ] NO
Borrowing Base Certificate	Monthly, within 30 days	[ ] YES	[ ] NO
A/R Agings by Invoice Date	Monthly, within 30 days	[ ] YES	[ ] NO
A/P Agings by Invoice Date	Monthly, within 30 days	[ ] YES	[ ] NO
Intellectual Property Report	Quarterly, within 30 days	[ ] YES	[ ] NO

This section only to be required and filled out if Public:
10-Q	Quarterly, within 5 days of SEC filing (50 days)	[ ] YES	[ ] NO
10-K	Annually, within 5 days of SEC filing (95 days)	[ ] YES	[ ] NO

ACCOUNTS 6.6	REQUIRED	ACTUAL VALUES TO BE ENTERED BELOW
Total amount of Borrower’s cash and investments		Amount: $______________________	[ ] YES	[ ] NO
Total amount of Borrower’s cash and investments maintained with Bank.	See Loan Agreement	Amount: $______________________	[ ] YES	[ ] NO

		DESCRIPTION	APPLICABLE
Legal Action > $500,000	Notify promptly upon notice	__________________________	[ ] YES	[ ] NO
Inventory Disputes > $250,000	Notify promptly upon notice	__________________________	[ ] YES	[ ] NO
Mergers & Acquisitions > $1,000,000	Notify promptly upon notice	__________________________	[ ] YES	[ ] NO
Cross default with other agreements >$500,000	Notify promptly upon notice	__________________________	[ ] YES	[ ] NO
Judgments:Settlements > $250,000	Notify promptly upon notice	__________________________	[ ] YES	[ ] NO

FINANCIAL COVENANTS	REQUIRED	ACTUAL*	COMPLIES

TO BE TESTED MONTHLY, UNLESS OTHERWISE NOTED:

Minimum Liquidity (maintained at all times, reported monthly)	See Sec. 6.7(a)	$_______________________	[ ] YES	[ ] NO
Minimum Revenues (tested quarterly)	See Sec. 6.7(b)	$_______________________	[ ] YES	[ ] NO

OTHER COVENANTS	REQUIRED	ACTUAL VALUES TO BE ENTERED BELOW	COMPLIES

Permitted Indebtedness for equipment leases	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted Investments for stock repurchase	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted Investments for subsidiaries	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted Investments for employee loans	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted Investments for joint ventures	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted Liens for equipment leases	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted Transfers	<$100,000	$__________________	[ ] YES	[ ] NO
Permitted “other” Liens	<$100,000	$__________________	[ ] YES	[ ] NO

*Please provide calculations with reporting to support actual values listed.

Exhibit D - Page 1

Please Enter Below Comments Regarding Violations:

The Officer further acknowledges that at any time Borrower is not in compliance with all the terms set forth in the Agreement, including, without limitation, the financial covenants, no credit extensions will be made.

Sincerely,

Authorized Signer

Name:

Title:

Exhibit D - Page 2

EXHIBIT E

TECHNOLOGY & LIFE SCIENCES DIVISION

LOAN ANALYSIS

LOAN ADVANCE/PAYDOWN REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 3:00* P.M., C.S.T.

*At month end and the day before a holiday, the cut off time is 1:30 P.M., C.S.T.

[**Subject to 3 day advance notice.]

To: Loan Analysis	DATE: _____________________	TIME: ______________

FAX #: (425) 452-2510

Email directly to:

●	sgmerkord@comerica.com and
●	nwcompliance@comerica.com

TELEPHONE REQUEST (For Bank Use Only):

FROM:
	Borrower’s Name	The following person is authorized to request the loan payment transfer/loan advances on the designated account and is known to me.

FROM:
	Authorized Signer’s Name	Authorized Request & Phone #

FROM:
	Authorized Signer’s Signature	Received by (Bank) & Phone #

PHONE #:
Authorized Signature (Bank)

FROM ACCOUNT #:
(please include Note number, if applicable)

TO ACCOUNT #:
(please include Note number, if applicable)

REQUESTED TRANSACTION TYPE	REQUESTED DOLLAR AMOUNT	For Bank Use Only

PRINCIPAL INCREASE* (ADVANCE)	$	Date Rec’d:
PRINCIPAL PAYMENT (ONLY)	$	Time:
Comp. Status: YES NO
OTHER INSTRUCTIONS:		Status Date:
Time:
Approval:

Borrowers represent, warrant and certify that no default or Event of Default, or any condition or event which, with the giving of notice or the running of time, or both, would constitute a default or Event of Default, has occurred and is continuing under the Agreement, and none will exist upon the making of the Advance requested hereunder. Borrowers further certify that upon advancing the sum requested hereunder, the outstanding Advances will not exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less the aggregate outstanding balance of the corporate credit cards issued to Borrowers under the Credit Card Services Sublimit at any time, Borrowers shall immediately pay to Bank, in cash, the amount of such excess. If the Advances shall at any time exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, less the aggregate outstanding balance of the corporate credit cards issued to Borrowers under the Credit Card Services Sublimit at any time, Borrowers shall promptly, and in any event within two (2) Business Days, pay to Bank, in cash, the amount of such excess, Borrowers will immediately pay such excess amount, without any necessity of notice or demand.

Once delivered or submitted, this Loan Advance/Paydown Request Form shall not be revocable.

Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the Agreement.

Exhibit E - Page 1

SCHEDULE OF EXCEPTIONS

TO LOAN AND SECURITY AGREEMENT

Permitted Indebtedness (Exhibit A)

Lender	Aggregate Principal Amount	Maturity Date	Secured/Unsecured
Ampersand 2018 Limited Partnership	$4,500,000.00	October 31, 2021	Secured
1315 Capital II, L.P.	$3,000,000.00	October 31, 2021	Secured

Permitted Investments (Exhibit A)

Borrower	Investment	Shares	Value	Shares Certificated?
Interpace Biosciences, Inc.	Shares in Diamir Biosciences Corp.	42,280 shares of common stock	Approximately $248,000 at the time of the transaction	Yes.

Permitted Liens (Exhibit A)

Holder of Lien/Encumbrance	Description of Property Encumbered	Borrower/Subsidiary
Thermo Fisher Financial Services, Inc.	T630 Server (A28563); AV (A39558); Oncomine Focus x 7 (A42008); 520 Chip x 4 (A27762); ION 510/520/530 KIT-CHEF x 4 (A24461); Superscript x 5 (11756050)	Interpace Biosciences, Inc.
Thermo Fisher Financial Services, Inc.	KF Apex 96 DW Head (5400930); KF Apex 96 Combi Head (24079920); SVC IQOQ KF Apex (A47012); Freight	Interpace Biosciences, Inc.
NFS Leasing, Inc. People’s United Bank, N.A	Equipment or Software as described in the Schedule 1 to Master Lease Agreement 2021-0280	Interpace Biosciences, Inc.
NFS Leasing, Inc. People’s United Bank, N.A	Equipment or Software as described in the Schedule 1 to Master Lease Agreement 2021-0280	Interpace Diagnostics Corporation

1

Dell Financial Services L.L.C.	Equipment or Software as described in Agreement Number 001-8083279-002	Interpace Diagnostics Corporation
Dell Financial Services L.L.C.	Equipment or Software as described in Agreement Number 001-9010536-001	Interpace Diagnostics Corporation
Thermo Fisher Financial Services Inc.	ION PGM DX INST System x 2 (A25511); PGM Trade In	Interpace Pharma Solutions, Inc.
NFS Leasing, Inc. People’s United Bank, N.A	Equipment or Software as described in the Schedule 1 to Master Lease Agreement 2021-0281	Interpace Pharma Solutions, Inc.

Security Interests (Section 4.1)

Holder of Lien/Encumbrance	Description of Property Encumbered	Borrower/Subsidiary
Thermo Fisher Financial Services, Inc.	T630 Server (A28563); AV (A39558); Oncomine Focus x 7 (A42008); 520 Chip x 4 (A27762); ION 510/520/530 KIT-CHEF x 4 (A24461); Superscript x 5 (11756050)	Interpace Biosciences, Inc.
Thermo Fisher Financial Services, Inc.	KF Apex 96 DW Head (5400930); KF Apex 96 Combi Head (24079920); SVC IQOQ KF Apex (A47012); Freight	Interpace Biosciences, Inc.
NFS Leasing, Inc. People’s United Bank, N.A	Equipment or Software as described in the Schedule 1 to Master Lease Agreement 2021-0280	Interpace Biosciences, Inc.
NFS Leasing, Inc. People’s United Bank, N.A	Equipment or Software as described in the Schedule 1 to Master Lease Agreement 2021-0280	Interpace Diagnostics Corporation
Dell Financial Services L.L.C.	Equipment or Software as described in Agreement Number 001-8083279-002	Interpace Diagnostics Corporation
Dell Financial Services L.L.C.	Equipment or Software as described in Agreement Number 001-9010536-001	Interpace Diagnostics Corporation
Thermo Fisher Financial Services Inc.	ION PGM DX INST System x 2 (A25511); PGM Trade In	Interpace Pharma Solutions, Inc.
NFS Leasing, Inc. People’s United Bank, N.A	Equipment or Software as described in the Schedule 1 to Master Lease Agreement 2021-0281	Interpace Pharma Solutions, Inc.

2

Collateral (Section 5.3)

Deposit or Securities Accounts

Institution Name	Account Number	Name of Account Owner
Silicon Valley Bank	3302869016 3303131218 3302347153 3302544768 3302859599 3302544787 3302347168 6600003926 3302950600 3302870604 3302874674	Interpace Biosciences, Inc.
PNC Bank	1012785997	Interpace Diagnostics Corporation
Pacific Western Bank	0002002871 000109021	Interpace Diagnostics Corporation

Intellectual Property Collateral (Section 5.4)

Patents:

Interpace Diagnostics, LLC:

Country	Serial No.	Filing Date	Patent No.	Issue Date	Expiration Date
MICRO RNAs DIFFERENTIALLY EXPRESSED IN PANCREATIC DISEASE AND USES THEREOF
US	60/826173	19-Sep-2006
US (Abandoned)	11/857948	19-Sep-2007
US (Abandoned)	15/917935	12-Mar-2018
MIRNAS AS BIOMARKERS FOR DISTINGUISHING BENIGN FROM MALIGNANT THYROID NEOPLASMS

US	61/414778	17-Nov-2010
US	13/299226	17-Nov-2011	10150999	11-Dec-2018	17-Nov-2031
US	16/188769	13-Nov-2018	11118231	14-Sep-2021	17-Nov-2031
US	17/400660	12-Aug-2021
METHODS AND COMPOSITIONS INVOLVING MIR-135B FOR DISTINGUISHING PANCREATIC CANCER FROM BENIGN PANCREATIC DISEASE
US	61/534332	13-Sep-2011
US	61/536486	19-Sep-2011
US	13/615066	13-Sep-2012	9644241	09-May-2017	13-Sep-2032
US	15/491399	19-Apr-2017	10655184	19-May-2020	13-Sep-2032
US (Abandoned)	16/855469	22-Apr-2020
MIRNAS AS DIAGNOSTIC BIOMARKERS TO DISTINGUISH BENIGN FROM MALIGNANT THYROID TUMORS
US	61/552451	27-Oct-2011
US	61/552762	28-Oct-2011
US (Abandoned)	13/662450	27-Oct-2012
US (Abandoned)	15/873067	17-Jan-2018
DIAGNOSTIC MIRNAS FOR DIFFERENTIAL DIAGNOSIS OF INCIDENTAL PANCREATIC CYSTIC LESIONS
US	61/709411	04-Oct-2012
US	61/716396	19-Oct-2012
US (Abandoned)	13/801737	13-Mar-2013
US (Abandoned)	15/826909	30-Nov-2017
US (Abandoned)	16/869405	07-May-2020

Interpace Diagnostics Corporation:

Country	Serial No.	Filing Date	Patent No.	Issue Date	Expiration Date
METHODS FOR TREATING BARRETT’S METAPLASIA AND ESOPHAGEAL ADENOCARCINOMA
US	62/267619	15-Dec-2015
US (Abandoned)	15/378370	14-Dec-2016
TOPOGRAPHIC GENOTYPING FOR DETERMINING THE DIAGNOSIS, MALIGNANT POTENTIAL, AND BIOLOGIC BEHAVIOR OF PANCREATIC CYSTS AND RELATED CONDITIONS
US	60/620926	22-Oct-2004
US	60/631240	29-Nov-2004
US	60/644568	19-Jan-2005
US	60/679968	12-May-2005
US	60/679969	12-May-2005
US (Abandoned)	11/255978	24-Oct-2005
US (Abandoned)	11/256150	24-Oct-2005

3

US (Abandoned)	11/256152	24-Oct-2005
US (Abandoned)	11/255980	24-Oct-2005
US (Abandoned)	14/305727	16-Jun-2014
US	15/912654	06-Mar-2018	11143657	12-Oct-2021	23-Jul-2036
METHODS FOR TREATING BARRETT’S METAPLASIA AND ESOPHAGEAL ADENOCARCINOMA
US	61/565879	01-Dec-2011
US	61/640527	30-Apr-2012
US	61/661256	18-Jun-2012
US	13/692727	03-Dec-2012	10255410	09-Apr-2019	23-Jan-2033
US	13/954247	30-Jul-2013	10131942	20-Nov-2018	19-Mar-2033
US (Abandoned)	16/166486	22-Oct-2018
US	16/285604	26-Feb-2019
METHODS FOR MEASURING CARCINOEMBRYONIC ANTIGEN
US	61/731725	30-Nov-2012
US	61/824623	17-May-2013
US	61/840963	28-Jun-2013
US	14/092036	27-Nov-2013	9341628	17-May-2016	23-Mar-2034
US	15/147960	06-May-2016	10444239	15-Oct-2019	27-Nov-2033
US	16/558489	03-Sep-2019
METHODS OF IDENTIFYING AND TREATING AGGRESSIVE THYROID TUMORS
US	62/573370	17-Oct-2017
US	16/162883	17-Oct-2018

Trademarks:

Word Mark	Serial No.	Filing Date	Registration No.	Registration Date
BARREGEN	86525982	05-Feb-2015	5142307	14-Feb-2017
BARAGEN (Abandoned)	86390390	10-Sep-2014
BARREGEN ESOPHAGEAL CANCER RISK CLASSIFIER	86910938	17-Feb-2016	5210362	23-May-2017
BARREMIR (Abandoned)	87623146	26-Sep-2017
COVIANT (Abandoned)	76119728	31-Aug-2000
COVIANT	78502594	20-Oct-2004	3031950	20-Dec-2005
COVIANT	88906872	08-May-2020	6343361	04-May-2021
COVIANT DX	90086014	31-Jul-2020
INTERPACE DIAGNOSTICS (Abandoned)	86126455	22-Nov-2013
INTERPACEDX (Abandoned)	86526999	06-Feb-2015
INTERPACE DIAGNOSTICS	86130866	27-Nov-2013	4646544	25-Nov-2014
INTERPACE DIAGNOSTICS	86944287	17-Mar-2016	5072603	01-Nov-2016
INTERPACE BIOSCIENCES	88651133	11-Oct-2019	6092660	30-Jun-2020
INTERPACE PHARMA SOLUTIONS	88680696	05-Nov-2019	6092700	30-Jun-2020

4

INTERPACE BIOSCIENCES	90531881	17-Feb-2021
MARKERS THAT MATTER	90097773	06-Aug-2020	6407358	06-Jul-2021
[DESIGN ONLY]	86290079	23-May-2014	4882368	05-Jan-2016
[DESIGN ONLY]	86944266	17-Mar-2016	5067909	25-Oct-2016
[DESIGN ONLY]	90452747	07-Jan-2021
MIRINFORM (Cancelled)	77447187	14-Apr-2008	3546361	16-Dec-2008
MIRINFORM	85067844	21-Jun-2010	4071426	13-Dec-2011
MIRINFORM	85067850	21-Jun-2010	4071427	13-Dec-2011
MANAGEMDX (Abandoned)	86434107	24-Oct-2014
PANDNA	87178397	21-Sep-2016	5318439	24-Oct-2017
PANCRAGEN	86370325	19-Aug-2014	4796668	18-Aug-2015
PANCRAMIR (Abandoned)	86357914	05-Aug-2014
PATHFINDERTG	78848127	28-Mar-2006	3208314	13-Feb-2007
POWER IN PERFORMANCE	86325980	01-Jul-2014	4729240	28-Apr-2015
RESPRIDX	87647404	16-Oct-2017	5504939	26-Jun-2018
SERACOV (Abandoned)	88906794	08-May-2020
THYMIRA (Abandoned)	86370332	19-Aug-2014
THYGENX	86365003	13-Aug-2014	4729279	28-Apr-2015
THYRAMIR	86370328	19-Aug-2014	4882519	05-Jan-2016
THYGENEXT	87868479	09-Apr-2018	5651597	08-Jan-2019
THYGRESSA	88532986	24-Jul-2019
WE OWN THE FUTURE	90539740	22-Feb-2021

Prior Names (Section 5.5)

Borrower	Prior Name	Period of Use	Note whether legal name, fictitious name, d/b/a, trade name, etc.
Interpace Biosciences, Inc.	Interpace Diagnostics Group Inc.	12/22/15 – 11/12/19	Prior legal name
	PDI,Inc.	Prior to 12/22/15	Prior legal name
Interpace Pharma Solutions, Inc.	Interpace BioPharma, Inc.	06/28/19 – 11/12/19	Prior legal name

Inventory or Equipment Locations (Section 5.5)

Address	Borrower	Equipment/Inventory
2515 Liberty Avenue Pittsburgh, Pa 15222	Interpace Diagnostics Corporation	Lab equipment
2 Church Street Suite B-05 New Haven, Ct 06519	Interpace Diagnostics Lab, Inc.	Lab equipment

5

133 Southcenter Court, Suite 400, Morrisville, NC 27560	Interpace Pharma Solutions, Inc.	Lab equipment
201 Route 17N, 2nd Floor, Rutherford, NJ 07070	Interpace Pharma Solutions, Inc.	Lab equipment

Litigation (Section 5.6)

None.

Subsidiaries (Section 5.10)

Subsidiary	Jurisdiction	Shareholder(s)/Member(s)	Percentage of Equity Interests
Interpace Diagnostics, LLC	Delaware	Interpace Biosciences, Inc.	100%
Interpace Diagnostics Corporation	Delaware	Interpace Diagnostics, LLC	100%
Interpace Diagnostics Lab Inc.	Delaware	Interpace Diagnostics, LLC	100%
Interpace Pharma Solutions, Inc.	Delaware	Interpace Biosciences, Inc.	100%

Restricted Agreements (Section 5.12)

1.	Securities Purchase and Exchange Agreement, dated as of January 10, 2020, by and among Interpace Biosciences, Inc., 1315 Capital II, L.P., and Ampersand 2018 Limited Partnership, a Delaware limited partnership (as amended, modified, restated, replaced or supplemented from time to time).

2.	Secured Promissory Note, dated as of January 7, 2021, by Interpace Biosciences, Inc., in favor of Ampersand 2018 Limited Partnership (as amended, modified, restated, replaced or supplemented from time to time).

3.	Secured Promissory Note, dated as of January 7, 2021, by Interpace Biosciences, Inc., in favor of 1315 Capital II, L.P. (as amended, modified, restated, replaced or supplemented from time to time).

6

COMERICA BANK

Member FDIC

ITEMIZATION OF AMOUNT FINANCED

DISBURSEMENT INSTRUCTIONS

(Revolving Line)

Names: INTERPACE BIOSCIENCES, INC./INTERPACE DIAGNOSTICS CORPORATION/INTERPACE DIAGNOSTICS, LLC/INTERPACE PHARMA SOLUTIONS, INC.

Date: October 13, 2021

$	credited to deposit account No. ___________ when Advances are requested or disbursed to Borrower by cashiers check or wire transfer

Amounts paid to others on your behalf:

$	to Comerica Bank for Loan Fee
$	to Comerica Bank for Document Fee
$	to Comerica Bank for accounts receivable audit (estimate)
$	to Bank counsel fees and expenses
$	to ______________________
$	to ______________________
TOTAL (AMOUNT FINANCED)

Upon consummation of this transaction, this document will also serve as the authorization for Comerica Bank to disburse the loan proceeds as stated above.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE PHARMA SOLUTIONS, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

1

AUTOMATIC LOAN PAYMENT AUTHORIZATION

Date: October 13, 2021

Obligor Name: INTERPACE BIOSCIENCES, INC. et al

Obligor Number: 8718351072 Lender’s Cost Center #: 97306__________

Address: Morris Corporate Center 1, Building C 300 Interpace Parkway, Parsippany, NJ 07054

The undersigned hereby authorizes Comerica Bank (“Bank”) to charge the account designated below for the payments due on the loan(s) as designated below and all renewals, extensions, modifications and/or substitutions thereof. This authorization will remain in effect unless the undersigned requests a modification that is agreed to by the Bank in writing. The undersigned remains fully responsible for all amounts outstanding to Bank if the designated account is insufficient for repayment.

[X]	Automatic Payment Authorization for all payments on all current and future borrowings, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

[ ]	Automatic Payment Authorization for all payments on only the specific borrowing identified below, as and when such payments come due (which payments include, without limitation, principal, interest, fees, costs, and expenses).

Specific Obligation Number: ________________________________________________________________________

[ ]	Automatic Payment Authorization for less than all payments on only the specific borrowing indentified below, as and when such payments come due.

Specific Obligation Number: ________________________________________________________________________

[ ]	Principal and Interest payments only

[ ]	Principal payments only

[ ]	Interest payments only

[ ]	SPECIAL INSTRUCTIONS/IRREGULAR PAYMENT INSTRUCTIONS

Payment Due Date: Your loan payments will be charged to your account as indicated above on the dates such payments become due (or on a date thereafter when there are available funds) unless that day is a Saturday, Sunday, or Bank holiday in which case such payments will be charged on the following business day, with interest to accrue during this extension as provided under the loan documents.

Account to be Charged:

Account No.

Transit No.

Number of lead days to issue billing .

(Charges to account are withdrawals pursuant to account resolution)

BORROWER:

INTERPACE BIOSCIENCES, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS CORPORATION

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE DIAGNOSTICS, LLC

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

INTERPACE PHARMA SOLUTIONS, INC.

By:	/s/ Thomas W. Burnell
Name:	Thomas W. Burnell
Title:	Chief Executive Officer

[Signature Page to Automatic Loan Payment Authorization (1795161)]

USA PATRIOT ACT

NOTICE

OF

CUSTOMER IDENTIFICATION

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account.

WHAT THIS MEANS FOR YOU: when you open an account, we will ask your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

DEBTOR:	INTERPACE BIOSCIENCES, INC./INTERPACE DIAGNOSTICS CORPORATION/INTERPACE DIAGNOSTICS, LLC/INTERPACE PHARMA SOLUTIONS, INC.

SECURED PARTY:	COMERICA BANK

EXHIBIT A to UCC Financing Statement

COLLATERAL DESCRIPTION ATTACHMENT TO UCC NATIONAL FINANCING FORM

Collateral shall mean all personal property of Debtor including, without limitation, all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)	all Accounts Receivable (for purposes of this Agreement, “Accounts Receivable” consists of all accounts, general intangibles (including, without limit, payment intangibles and software), chattel paper (including, without limit, electronic chattel paper and tangible chattel paper), contract rights, deposit accounts, documents (including, without limit, negotiable documents), instruments (including, without limit, promissory notes) and rights to payment evidenced by chattel paper, documents or instruments, health care insurance receivables, commercial tort claims, letters of credit, letter of credit rights, supporting obligations, money and rights to payment for money or funds advanced or sold),

(b)	all Inventory (including, without limit, returns and repossessions),

(c)	all investment property (including, without limit, securities, securities entitlements, and financial assets), all securities accounts and all investment property contained therein, including, without limitation, all securities and securities entitlements, financial assets, instruments or other property contained in such securities accounts, and all other investment property, financial assets, instruments or other property at any time held or maintained in such securities accounts, together with all investment property, financial assets, instruments or other property at any time substituted for all or for any part of the foregoing, and all interest, dividends, increases, profits, new investment property, financial assets, instruments or other property and or other increments, distributions or rights of any kind received on account of any of the foregoing, and all other income received in connection therewith,

(d)	all Equipment and Fixtures, and

(e)	specific items listed below and/or on attached Schedule 1, if any.